Exhibit 10.1

SHORES CENTER

OFFICE LEASE

This Office Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between 1 Twin Property Owner LLC, a Delaware limited liability company ("Landlord") and Soleno Therapeutics, Inc., a Delaware corporation ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	June 13, 2024
2. Premises (Article 1):
2.1 Building:	That certain five (5) story office building located at 100 Marine Parkway, Redwood City, California.
2.2 Premises:	Approximately 18,026 rentable square feet of space located on the fourth (4th) floor of the Building and commonly known as Suite 400, as further set forth in Exhibit A to the Lease.
3. Lease Term (Article 2):
3.1 Length of Term:

Five (5) years, provided that if the Lease Commencement Date does not occur on the first (1st) day of a calendar month, then for purposes of determining the Lease Expiration Date in Section 3.3 below, the first (1st) month of the Lease Term shall commence on the Lease Commencement Date and end on the last day of the first (1st) full calendar month in the Lease Term.

3.2 Lease Commencement Date:	The later of (A) the date upon which the Premises are Ready for Occupancy, which is estimated to occur on August 1, 2024, or (B) September 1, 2024.
3.3 Lease Expiration Date:	The last day of the sixtieth (60th) full calendar month of the Lease Term, as determined pursuant to Sections 3.1 and 3.2 above.

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4. Base Rent (Article 3):
Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent**	Monthly Base Rent per Rentable Square Foot
Month 1 – Month 12	$688,800.00	$57,400.00*	$4.10
Month 13 – Month 24	$708,960.00	$59,080.00	$4.22
Month 25 – Month 36	$835,200.00	$69,600.00	$4.35
Month 37 – Month 48	$913,920.00	$76,160.00	$4.48
Month 49 – Month 60	$997,198.32	$83.099.86	$4.61

*Notwithstanding the foregoing Base Rent schedule or any contrary provision of this Lease, but subject to the terms of Section 3.2, below, Tenant shall not be obligated to pay Base Rent with respect to the Premises during the first nine (9) full calendar months of the Lease Term.

**Solely for the purpose of calculating the Base Rent payable by Tenant for the Premises, the Premises shall be deemed to be: (i) approximately 14,000 rentable square feet during the first twenty-four (24) full calendar months of the Lease Term; (ii) approximately 16,000 rentable square feet during the twenty-fifth (25th) through the thirty-sixth (36th) full calendar months of the Lease Term; (iii) approximately 17,000 rentable square feet during the thirty-seventh (37th) through the forty-eighty (48th) full calendar months of the Lease Term, and (iv) approximately 18,025 rentable square feet during the forty-ninth (49th) through the sixtieth (60th) full calendar months of the Lease Term. Notwithstanding the foregoing, Tenant shall be in possession of the entire 18,026 rentable square feet of the Premises during the Lease Term and shall be responsible for all of its obligations and liabilities with respect to the entire Premises pursuant to the terms of the Lease during the Lease Term, including without limitation, Tenant’s obligation to pay Tenant’s Share of Direct Expenses for the entire Premises.

5. Base Year (Article 4):	Calendar year 2025
6. Tenant's Share (Article 4):	Approximately 20.95%.
7. Permitted Use (Article 5):	General office use consistent with the Project.
8. Security Deposit (Article 21):	$83,099.86
9. Parking Pass Ratio (Article 28):	Three (3) unreserved parking passes for every 1,000 rentable square feet of the Premises, subject to the terms of Article 28 of the Lease.

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10. Address of Tenant (Section 29.18):	Soleno Therapeutics, Inc. 203 Redwood Shores Pkwy, Ste. 500 Redwood City, California 94065 Attention: Jim Mackaness, CFO (Prior to Lease Commencement Date) and
Soleno Therapeutics, Inc. The Premises Attention: Jim Mackaness, CFO (After Lease Commencement Date)
11. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.
12. Broker (Section 29.24):	Jones Lang LaSalle representing Tenant

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ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "Premises"). The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the "Building," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the "Tenant Work Letter"), Tenant shall accept the Premises in its presently existing "as-is" condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory and sanitary order, condition and repair. However, notwithstanding the foregoing, Landlord agrees that the Building electrical, mechanical, elevator, heating, ventilation and air conditioning and plumbing systems located in or serving the Premises shall be in good working order as of the Lease Commencement Date. Except to the extent caused by the negligent acts or omissions of Tenant or any of its agents, contractors, employees, licensees or invitees or by any alterations or improvements performed by or on behalf of Tenant (other than the Tenant Improvements), if such systems are not in good working order as of the Lease Commencement Date and Tenant provides Landlord with notice of the same within three hundred sixty-five (365) days following the Lease Commencement Date, Landlord shall be responsible for repairing or restoring the same at Landlord’s sole cost. As of the date hereof, Landlord has not received written notice from any governmental agencies, and Landlord has no knowledge, that the Premises is in violation of laws, including Title III of the Americans with Disabilities Act.

1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the "Building"). The term "Project," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) those certain other office buildings located in the vicinity of the Building and known as 1 Twin Dolphin Drive and 3 Twin Dolphin Drive, respectively, and the land upon

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which such office buildings are located, and (iv) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas." The term "Project Common Areas," as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term "Building Common Areas," as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord in a manner consistent with first class office buildings of similar class, size, age and quality as the Building located in the vicinity of the Building (provided that the foregoing shall not, however, require Landlord to upgrade any existing building systems (e.g. HVAC, elevators, fire/life safety) to keep pace with the latest technology for new developments or to provide any new or additional services) and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that Landlord’s exercise of the foregoing rights shall not materially interfere with Tenant’s use of the Premises for the Permitted Use or materially interfere with Tenant’s access to the Premises.

1.2 Rentable Square Feet of Premises and Building. For purposes of this Lease, "rentable square feet" in the Premises and the Building, as the case may be, shall be calculated pursuant to Landlord's then current method for measuring rentable square footage. Landlord and Tenant hereby stipulate and agree that the rentable area of the Premises is as set forth in Section 2.2 of the Summary. Notwithstanding the foregoing, Tenant shall be entitled to remeasure the Premises within thirty (30) days after the Lease Commencement Date. If such remeasurement by Tenant results in a different rentable square feet of the Premises than the rentable square feet specified herein: (i) all variables under this Lease that are dependent upon such measurement (including Base Rent and Tenant’s Share) shall be proportionately adjusted retroactive to the Lease Commencement Date, and (ii) within ten (10) business days after such new determination, Landlord and Tenant shall confirm the same in writing by entering into a mutually acceptable amendment of this Lease modifying the rentable square feet of the Premises, Base Rent, Tenant’s Share, and any other matters set forth in this Lease affected by such change in the rentable square feet of the Premises; provided, however, that Base Rent shall not increase as a result of such remeasurement. In no event shall Landlord have the right to remeasure the Premises during the Term or any subsequent renewal period thereof.

1.3 Right of First Offer. Landlord hereby grants to the originally named Tenant or any Permitted Transferee pursuant to a Permitted Transfer ("Original Tenant") an ongoing right of first offer with respect to the entire fifth (5th) floor of the Building containing approximately 18,026 rentable square feet (the "First Offer Space"). Landlord and Tenant acknowledge that as of the date of this Lease, the First Offer Space is currently vacant and is not encumbered by any

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rights of other tenants or occupants. If Tenant, following its receipt of a "First Offer Notice," as that term is defined in Section 1.3.1 of this Lease, below, fails to exercise its right to lease all or any portion of the First Offer Space, then Landlord may lease the First Offer Space to any party on the terms set forth in the First Offer Notice. Notwithstanding anything to the contrary in this Section 1.3, if Tenant was entitled to exercise its right of first offer pursuant to this Section 1.3, but did not accept Landlord’s offer set forth in Landlord’s First Offer Notice, and Landlord proposes to lease the First Offer Space to a prospective tenant on material terms that are substantially more favorable to the tenant than those set forth in the First Offer Notice, then the terms of this Section 1.3 shall apply again as if Landlord had not provided the First Offer Notice to Tenant; provided, however, Tenant's Exercise Period (as defined in Section 1.3.2 below) with respect to such new First Offer Notice shall be amended to be a period of five (5) days. For purposes hereof, the material terms offered to another party (the “Proposed Terms”) shall not be deemed to be substantially more favorable than those set forth in an First Offer Notice unless the annualized net present value of the rent for the First Offer Space as provided under the Proposed Terms is less than ninety-five percent (95%) of the annualized net present value of the rent for the First Offer Space as provided under the First Offer Notice, as reasonably determined in good faith by Landlord using a discount rate selected in good faith by Landlord and taking into account all proposed material terms relating to the First Offer Space, including the length of the term, the net rent, any base year, any tax or expense escalation or other financial escalation, and any allowances or other financial concessions, but excluding any right to extend the term or any right to expand the leased premises (whether in the form of an expansion option, a right of first offer or refusal, or any similar right). Tenant's right of first offer shall be on the terms and conditions set forth in this Section 1.3.

1.3.1 Procedure for Offer. Landlord shall notify Tenant (a "First Offer Notice") from time to time when the First Offer Space (or any portion thereof) becomes "Available," as that term is defined hereinbelow. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. A First Offer Notice shall describe the space so offered to Tenant and shall set forth the "First Offer Rent," as that term is defined in Section 1.3.3, below, and the other economic terms upon which Landlord is willing to lease such space to Tenant. The rentable square footage of the space so offered to Tenant shall be as set forth in the First Offer Notice. For purposes of this Section 1.3, the First Offer Space shall be deemed “Available”: (i) as of the date of this Lease; and (ii) if, following Tenant’s failure to exercise its right to lease all or any portion of the First Offer Space and Landlord’s first leasing of the First Offer Space to a third party, Landlord determines that the existing tenant of the First Offer Space will not extend or renew the term of its lease, or enter into a new lease for the First Offer Space and Landlord intends to offer the First offer Space for lease to the public.

1.3.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first offer with respect to the space described in a First Offer Notice, then within fifteen (15) business days of delivery of such First Offer Notice to Tenant (“Tenant’s Exercise Period”), Tenant shall deliver notice to Landlord of Tenant's intention to exercise its right of first offer with respect to the First Offer Space described in such First Offer Notice on the terms contained therein. If Tenant does not so notify Landlord within the fifteen (15) business day period, then, subject to the terms of Section 1.3.1 above, Landlord shall be free to lease the space described in such First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at

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all, with respect to the First Offer Space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof. If Tenant does not exercise its right of first offer with respect to the First Offer Space described in a First Offer Notice or if Tenant fails to respond to a First Offer Notice within fifteen (15) business days of delivery thereof, then Tenant's right of first offer as set forth in this Section 1.3 shall not apply for twelve (12) months thereafter to the extent of the space covered by the First Offer Notice and, subject to the terms of Section 1.3.1 above, Landlord shall be free to lease such space and/or otherwise grant options or rights to such space on any terms and conditions whatsoever free and clear of the First Offer Right.

1.3.3 First Offer Space Rent. The annual "Rent," as that term is defined in Section 4.1 of this Lease, payable by Tenant for the First Offer Space (the "First Offer Rent") shall be equal to the "Fair Rental Value," as that term is defined below, for the First Offer Space, pursuant to transactions consummated within the nine (9)-month period preceding the "First Offer Commencement Date," as that term is defined in Section 1.3.5 of this Lease. The new "Base Year," as that term is defined in Section 4.2.1, below, with respect to the First Offer Space only shall be the calendar year in which the First Offer Commencement Date occurs (unless the First Offer Commencement Date occurs in the last quarter of a calendar year, in which event the Base Year shall be the following year). The Fair Rental Value shall take into account (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office user other than Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space. The "Fair Rental Value," as used in this Lease, shall be equal to the annual rent per rentable square foot (including additional rent and considering any "base year" or "expense stop" applicable thereto at which tenants, are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space for a comparable lease term, in an arm's length transaction, which comparable space is located in comparable buildings in Redwood City, California.

1.3.4 Construction In First Offer Space. Tenant shall accept the First Offer Space in its then existing "as is" condition, except as set forth in the First Offer Notice. The construction of improvements in the First Offer Space shall comply with the terms of Article 8 of this Lease.

1.3.5 Amendment to Lease. If Tenant timely exercises Tenant's right to lease First Offer Space as set forth herein, then, within fifteen (15) days thereafter, Landlord and Tenant shall execute an amendment (the "First Offer Amendment") adding such First Offer Space to the Premises upon the terms and conditions as set forth in the First Offer Notice therefor and this Section 1.3. Tenant shall commence payment of Rent for such First Offer Space, and the term of such First Offer Space shall commence on the commencement date set forth in the First Offer Notice (the "First Offer Commencement Date") and terminate on the date set forth in the First Offer Notice therefor.

1.3.6 Termination of Right of First Offer. The rights contained in this Section 1.3 shall be personal to Original Tenant and any Permitted Transferee pursuant to a Permitted

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Transfer, and may only be exercised by Original Tenant and any Permitted Transferee (and not by any other assignee, sublessee or other "Transferee," as that term is defined in Section 14.1 of this Lease, of Tenant's interest in this Lease) if Original Tenant or Permitted Transferee leases the entire Premises. Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.3, if, as of the date of the attempted exercise of any right of first offer by Tenant, as of the date Landlord and Tenant execute the First Offer Amendment, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease beyond any applicable notice or cure period or Tenant has previously been in monetary default or material non-monetary default beyond any applicable notice and cure period under this Lease more than twice (the "Option Conditions"); provided Landlord shall have the right to waive the Option Conditions in Landlord's sole discretion.

ARTICLE 2

LEASE TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof. Provided the information is accurate, Tenant's failure to execute and return such notice to Landlord within such time shall be conclusive upon Tenant that the information set forth in such notice is as specified therein. Notwithstanding anything contained herein to the contrary, if the Lease Commencement Date has not occurred by (i) September 15, 2024, then Tenant shall receive an additional day for day abatement of Base Rent for each day thereafter until the Lease Commencement Date occurs or (ii) November 15, 2024, then Tenant may terminate this Lease upon notice to Landlord, and upon such termination, Landlord shall return any Security Deposit and prepaid Rent to Tenant. The parties acknowledge and agree that the foregoing dates are subject to delays caused by Tenant and Force Majeure.

2.2 Early Possession. Subject to the terms of this Section 2.2 and provided that this Lease has been fully executed by all parties and Tenant has delivered all prepaid rental, the Security Deposit, and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Premises, at Tenant’s sole risk, solely for the purpose of installing telecommunications and data cabling, equipment, furnishings and other personalty, thirty (30) days prior to the Lease Commencement Date, as reasonably determined by Landlord. Such possession prior to the Lease Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Lease Commencement Date during which Tenant occupies the Premises solely for such purposes. However, Tenant shall be liable for any special services requested by and provided to Tenant during such period. Notwithstanding the foregoing, if Tenant takes possession of the Premises before the Lease Commencement Date for business purposes, such possession shall be subject to

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the terms and conditions of this Lease and Tenant shall pay Base Rent and any other charges payable hereunder to Landlord for each day of possession before the Lease Commencement Date. Said early possession shall not advance the Lease Expiration Date. Landlord may temporarily withdraw such permission to enter the Premises prior to the Lease Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of the Tenant Improvements at the earliest possible date.

ARTICLE 3

BASE RENT

3.1 Base Rent. Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency or, at Tenant’s option, ACH, which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first (1st) day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first (1st) day of such month or if any payment of Rent is for a period which is shorter than one (1) month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abated Base Rent. Provided that Tenant is not then in monetary or non-monetary material default of this Lease beyond any applicable notice and cure period, then during the initial nine (9) full calendar months of the initial Term (the "Rent Abatement Period"), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during such Rent Abatement Period (the "Rent Abatement"). Landlord and Tenant acknowledge that the aggregate amount of the Rent Abatement equals $516,600.00. Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Lease. If Tenant shall be in monetary or non-monetary material default under this Lease and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to terms and conditions of the Lease, then the dollar amount of the unapplied portion of the Rent Abatement as of the date of such default shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.

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ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any "Expense Year," as that term is defined in Section 4.2.3 below, below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent and Landlord’s obligation to refund any overpayment of such Additional Rent to Tenant as provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 "Base Year" shall mean the period set forth in Section 5 of the Summary.

4.2.2 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

4.2.3 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord (provided, however, in the event that the Project is damaged by an earthquake (each, an

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“Earthquake Event”) and Tenant’s Share of the earthquake insurance deductible for an Earthquake Event exceeds $50,000.00 (with any such excess amount referred to herein as the “Excess Deductible Share”), Tenant shall pay an initial $50,000.00 plus any such Excess Deductible Share which Excess Deductible Share shall be amortized over a period of ten (10) years commencing the year following Tenant’s initial $50,000.00 payment, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Tenant shall only pay the initial $50,000.00 in the year incurred and thereafter pay only the amortized portion of such Excess Deductible Share in equal monthly installments during each remaining Lease Year of the Term (including any extension thereof) following the year in which the initial payment was made); (iv) the cost of landscaping, relamping, window cleaning and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; provided however, in no event shall the management fees for the Project (expressed as a percentage of gross receipts for the Project) exceed three percent (3%) of such gross receipts) (the “Management Fee”); (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project, including, without limitation, mechanical, plumbing, electrical, heating, ventilating and air conditioning and fire life safety systems and equipment, subject to clause (xiii) below; (xi) the cost of janitorial, waste collection, disposal and recycling, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas with like kind or similar replacements, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing, subject to clause (xiii) below; (xii) amortization (including interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses (only to the extent of any actual savings), (B) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (C) that are required under any governmental law or regulation enacted (and as interpreted and enforced) after the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized (including reasonable interest on the amortized cost) over the reasonable useful life of the item as reasonably determined by Landlord in accordance with sound real estate accounting and management practices consistently applied (“Permitted Capital Expenditures”); (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below, (xv) [intentionally deleted], (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any

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covenants, conditions and restrictions affecting the Project, and reciprocal easement agreements affecting the Project, any parking licenses, and any agreements with transit agencies affecting the Project (collectively, "Underlying Documents"), and (xvii) all costs of reporting for the Project or any part thereof to maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard, including the costs of providing, installing, modifying and upgrading energy and water conservation equipment and systems and making alterations, replacements or additions to the Project intended to reduce Operating Expenses, utility consumption, and/or greenhouse gas emissions or otherwise improve the operation of the Building and Building systems, subject to clause (xiii) above. Landlord agrees to act in a commercially reasonable manner in incurring Operating Expenses, taking into consideration the class and the quality of the Building and Project. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(i) costs, including legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(ii) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

(iii) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(iv) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(v) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(vi) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters

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unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(vii) amount paid as ground rental for the Project by the Landlord;

(viii) except for the Management Fee, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(ix) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(x) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(xi) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(xii) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(xiii) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project (provided, however, that if and to the extent that the personnel in such management office perform management responsibilities for other properties in addition to the Project, then the rental value of such management office shall be equitably allocated between the Project and such other properties);

(xiv) costs arising from property damage resulting from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(xv) reserves of any kind;

(xvi) costs of art or sculptures;

(xvii) costs of charitable or political contributions;

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(xviii) costs incurred to comply with laws relating to the removal of hazardous material (as defined under Applicable Law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

(xix) costs of any permits, plans, studies or renovations to the Project for another use; and

(xx) the cost of complying with any Applicable Laws in effect (and as interpreted and enforced) on the Lease Commencement Date, provided that if any portion of the Building that was in compliance with all Applicable Laws on the Lease Commencement Date becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Operating Expenses unless otherwise excluded pursuant to the terms hereof.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Direct Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Direct Expenses shall be deemed to be increased by an amount equal to the additional Direct Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the components of variable Direct Expenses for such year to determine the amount of variable Direct Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of variable Direct Expenses for such year. Direct Expenses for the Base Year shall not include market-wide cost increases due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to Permitted Capital Expenditures (“Increases”); provided, however, to the extent that any particular Increase continues beyond the Base Year, Operating Expenses will not include such Increase in such subsequent year(s) if it has not be included in Operating Expenses for the Base Year. In no event shall the components of Direct Expenses for any Expense Year related to Taxes, Project insurance, security or utility costs be less than the components of Direct Expenses related to Taxes, Project insurance, security or utility costs, respectively, in the Base Year.

If during any Expense Year after the Base Year a line item category (including, without limitation, any type of insurance) is included in Operating Expenses that was not included in the

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Base Year (a “New Line Item”), Operating Expenses for the Base Year shall be increased by an amount that would have been payable for such New Line Item in the Base Year had such New Line Item been included in the Base Year, as reasonably determined by Landlord (and, in the event that the New Line Item is initially incurred for only a partial calendar year, the cost of such New Line Item shall be grossed up to represent a full calendar year for both the Base Year and the calendar year in which the New Line Item first is incurred) and, following the expiration of the calendar year during which the New Line Item initially occurs, Tenant shall be liable for Tenant’s Share of increases in Operating Expenses over the adjusted amount of the Base Year. Notwithstanding the foregoing, in no event shall Operating Expenses for any calendar year following the Base Year but preceding the calendar year in which the New Line Item occurs be retroactively adjusted as a result of such increase in the Operating Expenses for the Base Year, and in no event shall Tenant be entitled to a credit as a result of such increase.

4.2.5 Taxes.

4.2.5.1 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, real estate excise taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an

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estate in the Premises or the improvements thereon. Any assessments which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and shall be included as Tax Expenses in the year in which the installment is actually paid.

4.2.5.3 If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, subject to the terms of the last sentence of Section 4.2.5.1, above, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, and (iv) tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due. If the property tax assessment for the Project (or any portion thereof) (or Tax Expenses) for the Base Year does not reflect an assessment (or Tax Expenses) for a 100% leased, completed and occupied project, Tax Expenses shall be adjusted, on a basis consistent with sound real estate accounting principles, to reflect an assessment for (and Tax Expenses for) a 100% leased, completed and occupied Project.

4.2.5.4 Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be deducted from Tax Expenses nor included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses nor refunded to Tenant, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that the preceding sentence is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13. Notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord's consent shall constitute an event of default by Tenant under this Lease. Notwithstanding the foregoing, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses. The amount of Tax Expenses for the Base Year attributable to the valuation of the Project, inclusive of tenant improvements, shall be known as the "Base Taxes".

4.2.6 "Tenant's Share" shall mean the percentage set forth in Section 6 of the Summary.

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4.3 Allocation of Direct Expenses.

4.3.1 Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be reasonably determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Building Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.

4.3.2 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the "Cost Pools"), in Landlord's reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

4.4 Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the "Excess").

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant within one hundred twenty (120) days following the end of each Expense Year, a statement (the "Statement") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess if present, Tenant shall, within thirty (30) days after invoice and reasonable backup documentation, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. However, if Landlord fails to furnish Tenant a Statement of the actual Operating Expenses for a given calendar

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year within eighteen (18) months following the end of each calendar year for which the Operating Expenses are being charged, Landlord shall be deemed to have waived any rights to recover any underpayment of Operating Expenses from Tenant (except to the extent such underpayment is attributable to a default by Tenant in its obligation to make estimated payments of Operating Expenses and Additional Rent); provided that such eighteen (18) month time limit shall not apply to Tax Expenses which were not billed by the relevant taxing authority within such eighteen (18) -month period. Further, in no event shall the foregoing provision describing the time period during which Landlord is to deliver the Statement of actual costs in any manner limit or otherwise prejudice Landlord’s right to modify such Statement of actual costs after such time period if new, additional or different information relating to such statement of actual costs is discovered or otherwise determined.

4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "Estimated Excess") as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before May 1 following the end of the Expense Year to which such Estimate Statement relates. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due (but not earlier than thirty (30) days after Tenant’s receipt of the Estimate Statement), a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

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4.5.2 If the tenant improvements in the Premises installed during the Lease Term, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3 Notwithstanding any contrary provision herein, Landlord may charge Tenant directly, and Tenant shall pay prior to delinquency as Additional Rent (and not as a part of Direct Expenses) any (i) rent tax or sales tax, gross receipts tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility and taxes or assessments due to any type of ballot measure, including an initiative adopted by the voters or local agency, or a state proposition approved by the voters; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5.4 Landlord may charge Tenant the estimated amount of taxes and other charges for which Tenant is directly responsible pursuant to this Section 4.5 on a monthly basis, provided that Landlord shall reconcile the amount actually paid by Tenant with the amount that Tenant should have paid, as part of the Statement following the end of each Expense Year.

4.6 Landlord's Books and Records. Upon Tenant's written request (an "Audit Request") given not more than one hundred eighty (180) days after Tenant's receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease beyond any applicable notice and cure period, Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Direct Expenses. Landlord shall provide said information to Tenant within sixty (60) days after Tenant's written request therefor. Within one hundred twenty (120) days after receipt of such information by Tenant (the "Review Period"), if Tenant disputes the amount of Direct Expenses set forth in the Statement, an independent Certified Public Accountant (which accountant (A) is a Certified Public Accountant, (B) is a member of a nationally or regionally recognized accounting firm, and (C) is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records with respect to the Statement at Landlord's offices, provided that Tenant is not then in default under this Lease beyond any applicable notice and cure period and Tenant has paid all amounts not in dispute required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant's agents must agree in advance to follow Landlord's reasonable rules and procedures regarding inspections of Landlord's records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant's failure to dispute the amount of Direct Expenses set forth in any Statement within the Review Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant's expense, by

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an independent Certified Public Accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Tenant hereby acknowledges that Tenant's sole right to inspect Landlord's books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6 and in no event shall Tenant have the right to inspect Landlord's books and records and/or contest the amount of Direct Expenses payable by Tenant more than one (1) time for any Expense Year, and Tenant hereby waives any and all other rights pursuant to Applicable Law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. Unless expressly provided otherwise, the Premises shall not be used as a medical office, dental office, government office, call center or server farm, or for any high density or high pedestrian traffic use.

5.2 Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses, and/or (vi) the operation of a "Co-Working Facility," as that term is defined below, and Tenant shall not allow any Co-Working Facility to occupy all or any portion of the Premises. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by Applicable Laws now or hereafter in effect, or any Underlying Documents. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or unreasonably interfere with the rights of other tenants or occupants of the Building, or injure or unreasonably annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant's rights and obligations under the Lease and Tenant's use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project. A "Co-Working Facility" means a shared working office space (including executive/shared office suites, an

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incubator-type office/facility, a flexible workplace center or virtual office space) for the purposes of licensing to third-party users.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall, consistent with office buildings of similar class, size, age and quality as the Building located in the vicinity of the Building, provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday (collectively, the "Building Hours"), except for the date of observation of New Year's Day, Martin Luther King Day, President's Day, Independence Day, Memorial Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day, Christmas Day and, at Landlord's reasonable discretion, other locally or nationally recognized holidays which are observed by other buildings comparable to and in the vicinity of the Building (collectively, the "Holidays").

6.1.2 Landlord shall provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of three (3) watts per usable square foot of the Premises during Building Hours, calculated on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant's lighting fixtures does not exceed an average of three-fourths (¾) of a watt per usable square foot of the Premises during Building Hours, calculated on a monthly basis, and the electricity so furnished for Tenant's lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to Applicable Laws and regulations, including Title 24. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas and any restrooms and kitchen areas on the floor in which the Premises is located.

6.1.4 Landlord shall provide customary weekday janitorial services to the Premises Monday through Friday, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

6.1.5 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times,

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including on the Holidays. Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

6.1.6 Landlord shall provide reasonable access-control services for the Building in a manner materially consistent with the services provided by Landlord as of the date of this Lease. Notwithstanding the foregoing, Landlord shall in no case be liable for any error with regard to the admission to or exclusion from the Building or Project of any person. Subject to Applicable Laws, Force Majeure and the other provisions of this Lease, and except in the event of an emergency, Tenant shall have access to the Building, the Premises and the Common Areas of the Building, other than common areas requiring access with a Building engineer or other Building personnel, twenty-four (24) hours per day, seven (7) days per week, every day of the year; provided, however, that Tenant shall only be permitted to have access to and use of the service elevator, loading dock, mailroom and other limited-access areas of the Building during the normal operating hours of such portions of the Building.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, within thirty (30) days after billing, the actual cost of such excess consumption at the rates charged by the public utility company furnishing the same. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.31, below, Tenant shall not install or use or permit the installation or use of any high power computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Landlord’s consent shall not be required for the installation or use of normal and customary computer equipment which is typical of standard business office use. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time reasonably establish as appropriate, of Tenant's desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost per zone to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time reasonably establish. As of the date of this Lease, the hourly cost per zone is $75.00 per hour. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall promptly pay to Landlord, Landlord's standard charge for any services provided to, and requested by, Tenant which Landlord is not specifically obligated to provide to Tenant pursuant to the terms of this Lease.

6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as specifically set forth in Section 19.5.2 of this Lease) or otherwise,

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for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent (except as specifically set forth in Section 19.5.2 of this Lease) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

ARTICLE 7

REPAIRS

Except for Landlord’s obligations below, Tenant shall, at Tenant's own expense, keep the Premises (other than those portions of the Premises that are Landlord’s express responsibility to maintain and repair under this Lease), including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and insta-hot dispensers) that exclusively serve the Premises, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term, except for reasonable wear and tear, casualty, and repairs that are Landlord’s express responsibility under this Lease. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior reasonable approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear, casualty, or beyond the reasonable control of Tenant; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the reasonable cost thereof, including a reasonable percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements within thirty (30) days after being billed for same. Notwithstanding the foregoing, Landlord shall be responsible for repairs and maintenance in good order consistent with comparable class A office buildings to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, and the base building systems and equipment of the Building (including, without limitation, electrical, plumbing, elevator and HVAC systems), except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant's expense, or, if covered by Landlord's insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Subject to Section 19.5.2 and Article 27, Landlord may, but shall not be required to, enter the Premises at all reasonable

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times (but with not less than 24 hours’ advance notice to Tenant except in an emergency or in connection with regularly schedule maintenance) to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall deem reasonably necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days' notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations satisfy all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting, hanging pictures and installing carpeting; or (2) costs less than $50,000.00 in the aggregate during any twelve (12) month period of the Term of this Lease, is not visible from the exterior of the Premises or Building, will not affect the systems or structure of the Building and does not require work to be performed inside the walls or above the ceiling of the Premises.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and reasonably approved by Landlord, and, subject to Section 8.5 below, the requirement that upon Landlord's written request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority), all in conformance with Landlord's construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord's design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "Base Building" shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the

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work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If payment is made by Tenant directly to contractors, Tenant shall (i) comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors, and (ii) sign Landlord's standard contractor's rules and regulations. If Tenant orders any work directly from Landlord for which Landlord is not required to provide hereunder, Tenant shall pay to Landlord an amount equal to (i) five percent (5%) of the hard cost of such work for any work costing $100,000.00 or less in the aggregate, and (ii) to the extent the cost of such work exceeds $100,000.00 in the aggregate, three percent (3%) of the hard cost of any such work, to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work. This Section 8.3 shall not apply to the Tenant Improvements.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or its contractor carries "Builder's All Risk"/Course of Construction insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant's contractors and subcontractors shall be required to carry Commercial General Liability insurance in an amount reasonably approved by Landlord and otherwise in accordance with the requirements of Article 10 of this Lease. For all Alterations estimated to cost $150,000.00 or more (as reasonably determined by Landlord), Landlord may, in its discretion, require Tenant to obtain a performance and payment bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 Landlord's Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can

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substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to its prior condition. Furthermore, subject to the terms of this Section 8.5, Landlord may, by written notice to Tenant prior to the end of the Lease Term require Tenant, at Tenant's expense, to remove any Alterations (other than the initial Tenant Improvements) made by Tenant within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to its prior condition. Notwithstanding the foregoing, upon request by Tenant at the time of Tenant's request for Landlord's consent to any Alteration, Landlord shall notify Tenant whether the applicable Alteration will be required to be removed pursuant to the terms of this Section 8.5 and if Landlord fails to so notify Tenant in writing that particular Alterations within the Premises are to remain in the Premises at the end of the Lease Term or any earlier termination of this Lease, then Tenant shall be obligated to remove the same and restore the Premises as provided herein prior to the end of the Lease Term or any earlier termination of this Lease; provided, further that, if Landlord fails to respond to the foregoing request by Tenant, Tenant may send a second written request to Landlord, which request shall contain, in bold, capital letters, the following: “THIS NOTICE CONSTITUTES TENANT’S SECOND NOTICE OF ITS REQUEST FOR NOTIFICATION THAT THE APPLICABLE ALTERATION OR IMPROVEMENTS WILL BE REQUIRED TO BE REMOVED PURSUANT TO THE TERMS OF SECTION 8.5 OF THE LEASE; LANDLORD’S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED LANDLORD’S INDICATION THAT THE FOREGOING ALTERATIONS OR IMPROVEMENTS SHALL NOT BE REQUIRED TO BE REMOVED.” If Landlord fails to respond to such second notice within five (5) business days of receipt, it shall be deemed that Tenant shall not be required to remove the applicable Alteration or improvement. Notwithstanding the foregoing, it is agreed that Tenant shall have no obligation to remove any alterations, additions or improvements that are existing in the Premises as of the date of this Lease or, other than voice and data wiring and cabling installed by or on behalf of Tenant (which Tenant shall be required to remove and restore unless Landlord, in its sole election, notifies Tenant that Tenant shall not be required to remove such voice and data wiring and cabling), Tenant shall have no obligation to remove any Alterations that comprise any standard office improvements such as gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, Building standard doors and non-glued down carpeting. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations in the Premises and return the affected portion of the Premises to its prior condition, Landlord may do so and may charge the reasonable cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Notwithstanding anything in this Lease to the contrary, Tenant has no obligation to remove or restore any of the Tenant Improvements.

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ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within seven (7) business days after receipt of notice from Landlord (unless the Project or any part thereof is in danger of being sold, forfeited, foreclosed upon, or lost, in which event Tenant shall remove any such lien or encumbrance by bond or otherwise within five (5) business days after receipt of notice from Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. Except to the extent caused by the negligence or willful misconduct of Landlord or the Landlord Parties (defined below) or Landlord’s breach of this Lease beyond any applicable notice and cure periods, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, Landlord’s managing agent and their respective affiliates, partners, subpartners, members, directors, trustees officers, agents, servants, employees, independent contractors of Landlord and any mortgagee of Landlord (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. To the fullest extent allowed by law, subject to Section 10.5, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall) during the Term, any negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors,

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affiliates, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or any Landlord Party or Landlord’s breach of this Lease beyond any applicable notice and cure periods. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers', accountants' and attorneys' fees. Subject to Section 10.5, Landlord shall indemnify, defend, protect, and hold harmless the Tenant, its partners, subpartners and their respective officers, agents, servants, employees, shareholders, and independent contractors (“Tenant Parties”) from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from the negligence or willful misconduct of Landlord or any Landlord Parties. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Tenant's Compliance With Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's particular conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant's Insurance. Tenant shall, at its sole cost and expense, maintain the following coverages in the following amounts during the Lease Term.

10.3.1 Commercial General Liability Insurance on an occurrence form covering claims arising out of Tenant's operations, including (i) property/operations liability; (ii) host liquor liability, (iii) personal and advertising injury liability; and (iv) contractual liability, for limits of liability of not less than the amounts shown below (which limits may be met with a combination of General Liability and Umbrella policies):

Bodily Injury and Property Damage Liability	$1,000,000 each occurrence $2,000,000 annual aggregate
Personal and Advertising Injury Liability	$1,000,000 each occurrence $2,000,000 annual aggregate
Products & Completed Operations	$2,000,000 annual aggregate

10.3.2 Commercial Property Insurance covering the following property that is owned by, held by, or the legal responsibility of Tenant including but not necessarily limited to: (i) all office furniture, business and trade fixtures, equipment, free-standing cabinet work, movable partitions, merchandise, inventory and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, and any other

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improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "Original Improvements"), (iii) all other improvements, alterations and additions to the Premises; and (iv) any other property in which the Tenant retains the risk of loss including but not limited to electronic data processing equipment and employee personal property. Such insurance shall be written on an "all risks" of physical loss or damage basis, with no exclusions or coverage limitations for wind and hail, for the full replacement cost value new without deduction for depreciation of the covered items and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one (1) year. Policies shall also include (a) waiver of any coinsurance requirement; and (b) time element insurance covering business interruption and extra expense resulting from loss or damage from the hazards specified above, to owned or non-owned property, which prevents normal operations from continuing.

10.3.3 Statutory Worker's Compensation and Employer's Liability coverage with limits of One Million Dollars ($1,000,000) each accident for bodily injury by accident and One Million Dollars ($1,000,000) each employee and policy limit for bodily injury by disease.

10.3.4 Automobile Liability Insurance covering the ownership, maintenance, and operations of any automobile, whether such auto is owned (but only to the extent Tenant owns any company vehicles), hired, or non-owned. Tenant shall maintain insurance with a combined single limit for bodily injury and property damage of not less than the equivalent of One Million Dollars ($1,000,000.00) each accident. Such insurance shall insure Tenant against claims for bodily injury, including death resulting there from, and damage to the property of others caused by accident and arising from Tenant’s operations at the Project whether such operations are performed by Tenant, Tenant’s agents, or by any one directly or indirectly employed by any of them.

10.3.5 Umbrella Liability Insurance providing excess liability coverage with respect to the commercial general liability and automobile liability policies described above with limits of at least Three Million Dollars ($3,000,000) per occurrence and Three Million Dollars ($3,000,000) general aggregate. Such insurance shall be written as follow form or with a form that provides coverage that is at least as broad as the primary insurance policies.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall be on an occurrence basis, with the exception of Products/Completed Operations, (i) be issued to Tenant as the first named insured and (including Products/Completed Operations and excepting worker's compensation and property insurance) name Landlord, Landlord Parties and other individuals or entities with an interest in the Premises as may from time to time be requested by Landlord) as additional insureds, including Landlord's managing agent, if any; (ii) include a waiver of subrogation in favor of Landlord and additional insured entities; (iii) be issued by an insurance company rated by AM Best Company as having a financial strength rating of "A-" or better and a financial size category of “VIII” or greater or otherwise reasonably satisfactory to Landlord and permitted to do business in the State of California; (iv) such policy and the coverage shall be primary and noncontributory insurance as to all claims thereunder and any insurance carried by Landlord, Landlord Parties and other additional insureds shall be excess and is non-contributing with any insurance requirement of Tenant; and (v) a severability of interest clause or

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endorsement. Tenant shall deliver said certificates of insurance on a Certificate of Liability Insurance on Acord 25 and a Certificate of Property Insurance on Acord 28 or substitute equivalent forms approved by Landlord (the "Certificate Form") thereof to Landlord concurrently with its execution and delivery of this Lease and thereafter, within a reasonable time after the renewal of any policy required herein. The Certificate Form shall evidence the following for each and every policy providing the insurance coverage required herein: (a) insurance company name, (b) policy number, (c) policy period, (d) per occurrence and aggregate limits, and (e) any applicable additional insured or waiver of subrogation requirements. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, upon thirty (30) days’ written notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor. Any and all of the deductibles and premiums associated with the policies providing the insurance coverage required herein shall be assumed by, for the account of, and at the sole risk of Tenant. A lack of insurance coverage does not reduce or limit Tenant’s obligation to indemnify Landlord as set forth in this Lease.

10.5 Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder or is otherwise carried. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.6 Additional Insurance Obligations. After the first three (3) years of the Lease Term, Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, reasonably increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

10.7 Landlord Insurance. Landlord shall keep in force throughout the Lease Term Commercial General Liability Insurance and All Risk or Special Form coverage insuring the Landlord and the Building, in such amounts and with such deductibles as Landlord determines from time to time in accordance with sound and reasonable risk management principle (provided Landlord's All Risk or Special Form coverage on the Building shall be maintained at replacement cost value as reasonably estimated by Landlord). The cost of all such insurance is included in Operating Expenses.

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ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises, Building or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Premises, Building and such Common Areas. Such restoration shall be to substantially the same condition of the Premises, Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed reasonably desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the "Landlord Repair Notice") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under clauses (ii) – (iii) of Section 10.3.2 of this Lease, and Landlord shall repair any injury or damage to the Alterations, improvements, Original Improvements installed in the Premises and shall return such Alterations, improvements, Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Original Improvements installed in the Premises and shall return such Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall reasonably approve the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith. Landlord will as soon as reasonably possible deliver to Tenant an estimate of the time necessary to repair the damage such that the Premises may be used by an accessible to Tenant and the Building and Common Areas operable as a first-class office building; such notice will be based upon the review and opinions of Landlord’s architect and contractor (“Landlord’s Completion Notice”).

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11.2 Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums) as set forth in Landlord’s Completion Notice, and Landlord terminates all other leases in the Building; (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies excluding deductibles, and the uninsured cost to repair exceeds $150,000.00; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term and cannot be repaired within sixty (60) days from the date of damage; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and either (i) the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, or (ii) the damage occurs during the last twelve (12) months of the Lease Term and cannot be repaired within sixty (60) days from the date of damage, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than twenty (20) days nor more than sixty (60) days after the date such notice is given by Tenant. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions are satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in default under this Lease beyond any applicable notice and cure period; and (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises. Furthermore, if the repairs are not actually completed within sixty (60) days of the period of time set forth in Landlord’s Completion Notice, Tenant shall have the right to terminate this Lease by written notice to Landlord (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date may be up to sixty (60) days after delivery of the Damage Termination Notice. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the

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expiration of such thirty (30)-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty (30) day period.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any material part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the

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authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises and otherwise in accordance with Section 19.5.2. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's commercially reasonable standard consent to Transfer documents in connection with the documentation of the consent to Transfer, (iv) current financial statements of the proposed Transferee certified by an officer,

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partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to reasonably determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E; provided if such estoppel certificate contains statements to the effect that Tenant claims any default, breach or failure to perform on the part of the Landlord under this Lease, such fact shall not serve to negate the effectiveness of the Transfer Notice. Except for any Permitted Transfer, any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees in an amount equal to $500.00, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, not to exceed $2,000.00 for a Transfer in the ordinary course of business, within thirty (30) days after written request by Landlord.

14.2 Landlord's Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice and shall grant or withhold such consent within twenty (20) days after Tenant’s Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, including, without limitation, using all or any portion of the Subject Space for the operation of a Co-Working Facility;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

14.2.6 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) leases space in the Project at the time of the request for consent unless Landlord is unable to provide the amount of comparable space required by such tenant, or (ii) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project unless Landlord is unable to provide the amount of comparable space in the Project when required by such Transferee.

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Provided that Tenant has delivered to Landlord the Transfer Notice, if Landlord fails to respond to any request for consent within the twenty (20) day period set forth above, Tenant shall have the right to provide Landlord with a second request for consent, which second notice must specifically state in bold, capped font the following: “THIS IS TENANT’S SECOND NOTICE TO LANDLORD. LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE REQUESTING CONSENT TO A PROPOSED TRANSFER IN ACCORDANCE WITH THE TERMS OF ARTICLE 17 OF THE LEASE. IF LANDLORD FAILS TO RESPOND TO THIS NOTICE IN FIVE (5) BUSINESS DAYS WITH RESPECT TO THE PROPOSED TRANSFER, LANDLORD SHALL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED TRANSFER.” If Tenant’s second notice strictly complies with the terms of this Section and Landlord’s failure to respond continues for five (5) business days after its receipt of the second request for consent, the Transfer for which Tenant has requested consent shall be deemed to have been approved by Landlord.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six (6) -month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be materially different from the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for direct damages and a declaratory judgment and an injunction for the relief sought without any consequential damages, and Tenant hereby waives the provisions of Section 1995.310(b) of the California Civil Code, or any successor statute.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred after first deducting the reasonable out of pocket expenses incurred by Tenant for (i) any brokerage commissions or legal fees in connection with the Transfer, (ii) any improvements to the Premises in connection with the Transfer, and (iii) any market monetary allowances reasonably provided to the Transferee in order to procure the particular Transfer (collectively, "Tenant Transfer Costs"). "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for fixtures, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

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14.4 [Intentionally Deleted]

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent Certified Public Accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right upon at least thirty (30) days’ prior notice at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's reasonable costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners or members, or transfer of fifty percent (50%) or more of partnership or membership interests, within a twelve (12)-month period, or the dissolution of the partnership or membership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period. Notwithstanding anything to the contrary contained in this Lease, the transfer of outstanding capital stock or other listed equity interests, or the purchase of outstanding capital stock or other listed equity interests, or the purchase of equity interests issued in an initial public offering of stock, by persons or parties other than “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, through the “over-the-counter” market or any recognized national or international securities exchange shall not be included in determining whether control has been transferred.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease beyond any applicable notice and cure period, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this

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Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Deemed Consent Transfers. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant's stock on a nationally-recognized stock exchange, (C) a private offering of stock in Tenant for the primary purpose of raising additional capital, (D) an assignment of the Lease to an entity which acquires all or substantially all of the assets of Tenant or a majority of the stock of Tenant, or (E) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord's consent under this Article 14 (any such assignee or sublessee described in items (A) through (E) hereinafter referred to as a "Permitted Transferee"), provided that (i) Tenant notifies Landlord at least ten (10) days prior to the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth above (provided that, if prohibited by confidentiality or law in connection with a proposed purchase, merger, consolidation or reorganization, then Tenant shall give Landlord written notice within ten (10) days after the effective date of the proposed purchase, merger, consolidation or reorganization), (ii) Tenant is not in default, beyond any applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, (iv) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (the “Net Worth”) at least equal to the Net Worth of Original Tenant on the date of this Lease, and (v) no assignment relating to this Lease, whether with or without Landlord's consent, shall relieve Tenant from any liability under this Lease, and, in the event of an assignment of Tenant's entire interest in this Lease, the liability of Tenant and such transferee shall be joint and several. An assignee of Tenant's entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a "Permitted Transferee Assignee." "Control," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. If any Permitted Transferee of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such Permitted Transferee, such cessation shall be considered an assignment or subletting requiring Landlord's consent.

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ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty, and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to the product of (a) the Rent applicable during the last rental period of the Lease Term under this Lease, and (b) a percentage equal to 150%. Such tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease within fifteen (15) days after Landlord notifies Tenant that Landlord has entered into a lease or other agreement for

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all or any portion of the Premises, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, and upon Landlord’s execution of Tenant’s standard confidentiality agreement in the form attached hereto as Exhibit G with respect to the following required information, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent Certified Public Accountant. Notwithstanding the foregoing, Landlord shall not request financial statements more than once in each consecutive one (1) year period during the Term unless (i) Tenant is in default beyond applicable notice and cure periods, or (ii) requested in connection with a proposed financing, sale or transfer of the Building by Landlord. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto (collectively, the “Superior Holders”). Notwithstanding the foregoing, concurrent with Tenant’s execution and delivery to Landlord of this Lease, Tenant shall execute and deliver to Landlord a Subordination, Nondisturbance and Attornment Agreement on the form attached here to as Exhibit F (the

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“SNDA”). Landlord shall cause the same to be fully executed and tender the same to Tenant no later than sixty (60) days from the date Tenant so tenders to Landlord this Lease and the SNDA executed by Tenant, and if Landlord fails to do so within such sixty (60)- day period, and such failure continues for thirty (30) days after notice from Tenant, then Tenant may terminate this Lease upon notice to Landlord by providing written notice to Landlord within five (5) business days following such thirty (30)-day period. Upon at least thirty (30) days written request by Tenant, Landlord shall use commercially reasonable efforts, at Tenant's sole cost and expense, including, but not limited to payments of any fees imposed by the Superior Holders, to obtain a subordination non-disturbance and attornment agreement from any future Superior Holders in the standard and commercially reasonable form provided by such Superior Holders, which requires such Superior Holder to accept this Lease, and not to disturb Tenant’s possession, so long as an event of default beyond any applicable notice and cure period has not occurred, and be continuing. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, provided that Tenant shall be entitled to written notice from Landlord and a three (3) business day cure period; but if any such notice shall be given two (2) times during the twelve (12) month period commencing with the date of the first (1st) such notice, the third (3rd) failure to pay within three (3) business days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such twelve (12) month period shall be an automatic default, without notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform

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any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment of the Premises by Tenant; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than two (2) business days after notice from Landlord; or

19.1.5 Tenant’s failure to maintain or provide Landlord with evidence of insurance as required under Article 10 if such failure is not cured within five (5) days following delivery of written notice of such failure from Landlord.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default beyond any applicable notice and cure period by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

19.2.1.1 The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

19.2.1.2 The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

19.2.1.3 The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

19.2.1.4 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, amortized brokerage commissions and advertising expenses incurred, expenses

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of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

19.2.1.5 At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1.1 and 19.2.1.2, above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1.3 above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

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19.5 Landlord Default.

19.5.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant's use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days (or more than fifteen (15) business days in any consecutive twelve (12)-month period) after Landlord's receipt of any such notice (the "Eligibility Period") and either (A) Landlord does not diligently commence and pursue to completion the remedy of such Abatement Event or (B) Landlord receives proceeds from its rental interruption insurance which covers such Abatement Event, then the Base Rent, Tenant's Share of Direct Expenses, and Tenant's obligation to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant's business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire Premises and Tenant's obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant's right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant's Share of Direct Expenses shall be Tenant's sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 19.5.2 and Articles 11 and 13,

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nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults beyond any applicable notice and cure period with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to, apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount; provided, however, if Landlord cannot freely tender a default notice to Tenant (e.g., following a bankruptcy filing) presenting a notice and expiration of the related cure period shall not be a condition precedent to Landlord’s right to apply the Security Deposit. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within forty-five (45) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit and Landlord shall have the right to commingle the Security Deposit with Landlord's other funds. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under Section 1950.7 of the California Civil Code (except subsection (b)), any successor statute, and all other provisions of law, now or hereafter in effect, including, but not limited to, any provision of law which (i) establishes the time frame by which a landlord must refund a security deposit under a lease, or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant, or to clean the subject premises. Tenant acknowledges and agrees that that (A) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Article 21, above, and (B) rather than be so limited, Landlord may claim from the Security Deposit (i) any and all sums expressly identified in this Article 21, above, and (ii) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant's default of this Lease beyond any applicable

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notice and cure period, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 22

[INTENTIONALLY DELETED]

ARTICLE 23

SIGNS

23.1 Full Floors. Subject to Landlord's prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's then-current Building standard signage program.

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4 Building Directory. Tenant shall have the right, at no charge to Tenant, to one Building standard directory listing on Landlord's directory board located in the lobby of the Building for so long as such directory board exists. Landlord shall have the right, in Landlord's sole and absolute discretion, to remove such directory board and replace the same with an electronic or similar directory or utilize Landlord's access control or concierge personnel to provide directory services to visitors and guests of the Building.

23.5 Monument Signage.

23.5.1 Tenant shall have the right to have its name listed on the shared monument sign for the Project (the “Monument Sign”), subject to the terms of this Section 23.5 The design, size and color of Tenant’s signage with Tenant’s name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall comply with all Applicable Law and shall be subject to the approval of Landlord, any applicable governmental authorities and any owner’s or business association affecting the Project. Landlord reserves the right to withhold consent to any sign that, in the sole but reasonable judgment of Landlord, is not harmonious with the design standards of the Project and Monument Sign. Landlord shall have the right to require

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that all names on the Monument Sign be of the same size and style. Tenant must obtain Landlord's written consent to any proposed signage and lettering prior to its fabrication and installation. The location of Tenant’s name on the Monument Sign shall be subject to Landlord’s reasonable approval. To obtain Landlord's consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole discretion) any provisions for illumination. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance and repair associated with the Monument Sign. In the event that additional names are listed on the Monument Sign, all future costs of maintenance and repair shall be prorated between Tenant and the other parties that are listed on such Monument Sign.

23.5.2 Tenant’s name on the Monument Sign shall be designed, constructed, installed, insured, maintained, repaired and removed from the Monument Sign all at Tenant’s sole risk, cost and expense. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord.

23.5.3 Upon the expiration or earlier termination of this Lease, Tenant's rights granted herein will terminate and Landlord may remove Tenant's name from the Monument Sign at Tenant's sole and reasonable cost and expense and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted. The cost of such removal and restoration shall be payable as additional rent within thirty (30) days of Landlord’s demand. Landlord may, at any time during the Lease Term (or any extension thereof), upon five (5) days prior written notice to Tenant, relocate the position of Tenant's name on the Monument Sign to a location reasonably approved by Tenant. The cost of such relocation of Tenant's name shall be at the cost and expense of Landlord.

23.5.4 The rights provided in this Section 23.5 shall be non-transferable except in connection with a Transfer pursuant to Article 14 of this Lease.

23.6 Building Signage. Tenant shall be entitled to one tenant identification sign to be located on the top exterior of the Building (the “Building Signage”). The exact location of the Building Signage shall be subject to all Applicable Laws and Landlord’s prior written approval, which shall not be unreasonably withheld. Such right to the Building Signage is subject to the following terms and conditions: (a) Tenant shall submit plans and drawings (which plans and drawings may specify that the Building Signage is illuminated) for the Building Signage to Landlord and to the City of Redwood City and to any other owner’s or business association or public authorities having jurisdiction and shall obtain written approval from Landlord and each such jurisdiction prior to installation, and shall fully comply with all applicable Laws; (b) Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Building Signage; (c) the size, color and design of the Building Signage shall be subject to Landlord’s prior written approval; and (d) Tenant shall maintain the Building Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning. Notwithstanding the foregoing, Tenant shall not be liable for any fee in connection with Tenant’s right to display the Building Signage in accordance with this Lease. Tenant’s right to the Building Signage shall terminate upon the expiration or earlier termination of this Lease. Upon the expiration or earlier termination of this Lease, if Tenant fails to remove the Building Signage

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and repair the Building in accordance with the terms of this Lease, Landlord shall cause the Building Signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of the Building Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord. Notwithstanding anything to the contrary contained in this Lease, Tenant shall pay all costs and expenses for such removal and restoration within thirty (30) days following delivery of an invoice therefor. The rights provided in this Section 23.6 shall be non-transferable except in connection with a Transfer to a Permitted Transfer following a Permitted Transfer unless otherwise agreed by Landlord in writing in its sole discretion.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, including any such governmental regulations related to disabled access (collectively, "Applicable Laws"). At its sole cost and expense, Tenant shall promptly comply with any Applicable Laws (including the obligation to make alterations), and shall otherwise cure any violations of Applicable Laws, which relate to (i) Tenant's use of the Premises, (ii) any Alterations made by Tenant to the Premises, or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises to the extent such Alterations are not normal and customary business office improvements, or triggered by Tenant's use of the Premises for non‑general office use. Nothing herein shall require Tenant to perform any alterations, additions or improvements which are necessary to comply with Applicable Laws with respect to the Common Areas, unless such compliance relates to the Common Areas on any floor on which the Premises are located and arises directly out of the performance of alterations, additions, repairs or other work by or on behalf of Tenant in the Premises (other than the Tenant Improvements performed by Landlord), or Tenant’s specific use of the Premises for purposes other than general office use. In addition, nothing herein shall require Tenant, with respect to the Common Areas or the Premises, to comply with Applicable Laws which require alterations, capital improvements or the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems on a Building-wide basis without reference to the particular use of Tenant (other than general office use), or any alterations, additions or improvements performed by or on behalf of Tenant (other than the Tenant Improvements performed by Landlord). Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations and to cooperate with Landlord, including, without limitation, by taking such actions as Landlord may reasonably require, in Landlord's efforts to comply with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply

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with the provisions of this Article 24. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialists (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord; and (b) any repairs within the Premises to correct violations of construction-related accessibility standards; and any repairs to the Building (outside the Premises) required to correct violations of construction-related accessibility standards, shall be governed by the other terms of this Article 24. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant's employees or create a significant health hazard for Tenant's employees, or would otherwise materially and adversely affect Tenant's use of or access to the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Article 4 of this Lease, above. Tenant hereby agrees to use reasonable efforts to notify Landlord if Tenant makes any Alterations or improvements to the Premises that might impact accessibility to the Premises or Building under any disability access laws. Landlord hereby agrees to use reasonable efforts to notify Tenant if Landlord makes any alterations or improvements to the Premises that might impact accessibility to the Premises or Building under any disability access laws.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after Tenant's receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder; provided, however, that Tenant shall be entitled to notice of non-payment and a five (5) business day cure period prior to the imposition of such late charge on the first (1st) occasion in any twelve (12) month period in which any installment of rent or other sum due from Tenant hereunder is not paid timely. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to

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the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum (the "Default Rate") equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication H.15(519), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by Applicable Law.

ARTICLE 26

LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) make reasonably necessary repairs to the Premises or the Building or the Building's systems and equipment. Notwithstanding the foregoing, except (a) to the extent requested by Tenant, (b) in connection with scheduled maintenance programs, and/or (c) in the event of an emergency, Landlord shall provide to Tenant at least forty-eight (48) hours’ prior notice (either written or oral) before Landlord enters the Premises to perform any repairs therein. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service;

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(B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform beyond any applicable notice and cure period. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, including, without limitation, Section 19.5.2 of this Lease, and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with such entries into the Premises and shall comply, and cause its agents to comply, with Tenant’s reasonable security and confidentiality measures provided to Landlord. Tenant shall have the right to require Landlord and its agents be accompanied by a representative of Tenant. Landlord shall use good faith efforts to ensure that the performance of any such work or repairs or alterations performed by Landlord shall not materially interfere with Tenant’s use of the Premises for the Permitted Use.

ARTICLE 28

TENANT PARKING

Tenant shall have the right, commencing on the Lease Commencement Date, at no additional charge, to use the amount of parking passes set forth in Section 9 of the Summary, which parking passes shall pertain to the Project parking facility. In no event shall Tenant be entitled to use more than the amount and type of parking passes set forth in Section 9 of the Summary. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the Project's parking facilities), Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Tenant's use of the Project parking facility shall be at Tenant's sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant's, its employees' and/or visitors' use of the parking facilities. Tenant's rights hereunder are subject to the terms of any Underlying Documents. Tenant's parking privileges in the Building parking facilities shall be subject to whatever parking methods are then being used in the Building parking facilities (e.g., self-parking, valet parking, stack parking, etc.). Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to

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Tenant and without any abatement of Rent under this Lease (except as specifically set forth in Section 19.5.2 of this Lease), from time to time, temporarily close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements; provided that Tenant maintains use of the number of parking spaces allocated to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes granted to Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and except in connection with an approved sublease of the Premises or an assignment of this Lease, such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

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29.5 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to Landlord’s interest in the Building. For purposes hereof, “Landlord’s interest in the Building” shall include rents due from tenants, insurance proceeds (provided, however, that in no event shall

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Tenant, or anyone claiming on behalf or through Tenant, be deemed or otherwise considered a loss payee under any such insurance policies), and proceeds from condemnation or eminent domain proceedings (following and to the extent actually received by Landlord). Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, affiliates, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. Notwithstanding any contrary provision herein, subject to the terms and conditions of Article 16, neither Tenant nor the Tenant Parties shall be liable under any circumstances for injury or damage to, or interference with, Landlord’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, pandemics, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

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29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date of receipted delivery, of refusal to accept delivery, or when delivery is first attempted but cannot be made due to a change of address for which no Notice was given. Any Notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

1 Twin Property Owner LLC

c/o Newmark

3 Twin Dolphin Drive, Suite 195

Redwood City, CA 94604

Attention: Property Manager

With copy to:

1 Twin Property Owner, LLC

556 Santa Cruz Ave, Suite 301

Menlo Park, CA 94025

Attention: Chasen Rapp

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several. In the event that the Tenant is a married individual, the terms, covenants and conditions of this Lease shall be binding upon the marital community of which the Tenant is a member.

29.20 Authority. If Tenant is a corporation, trust, partnership or limited liability company, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. If Landlord is a corporation, trust, partnership or limited liability company, Landlord hereby represents and warrants that Landlord is a duly formed and existing entity qualified to do business in the State of California and that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so.

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29.21 Attorneys' Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; JUDICIAL REFERENCE. This Lease shall be construed and enforced in accordance with the laws of the State of California. THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE. IF THE JURY WAIVER PROVISIONS OF THIS SECTION 29.22 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARIES OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 — 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE "REFEREE SECTIONS"). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS AND ALL FEES CHARGED AND COSTS INCURRED BY THE REFEREE SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE (EXCEPT THAT IF A REPORTER IS REQUESTED BY EITHER PARTY, THEN A REPORTER SHALL BE PRESENT AT ALL PROCEEDINGS WHERE REQUESTED AND THE FEES OF SUCH REPORTER – EXCEPT FOR COPIES ORDERED BY THE OTHER PARTIES – SHALL BE BORNE BY THE PARTY REQUESTING THE REPORTER); PROVIDED HOWEVER, THAT ALLOCATION OF THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL BE ULTIMATELY DETERMINED IN ACCORDANCE WITH SECTION 29.21 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 29.22, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER THE

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REFEREE SECTIONS. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS, THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN THE REFEREE SECTIONS. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS' FEES AND COSTS IN ACCORDANCE WITH THIS LEASE. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 29.22. IN THIS REGARD, THE PARTIES AGREE THAT THE PARTIES AND THE REFEREE SHALL USE BEST EFFORTS TO ENSURE THAT (A) DISCOVERY BE CONDUCTED FOR A PERIOD NO LONGER THAN SIX (6) MONTHS FROM THE DATE THE REFEREE IS APPOINTED, EXCLUDING MOTIONS REGARDING DISCOVERY, AND (B) A TRIAL DATE BE SET WITHIN NINE (9) MONTHS OF THE DATE THE REFEREE IS APPOINTED. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. ANY DECISION OF THE REFEREE AND/OR JUDGMENT OR OTHER ORDER ENTERED THEREON SHALL BE APPEALABLE TO THE SAME EXTENT AND IN THE SAME MANNER THAT SUCH DECISION, JUDGMENT, OR ORDER WOULD BE APPEALABLE IF RENDERED BY A JUDGE OF THE SUPERIOR COURT IN WHICH VENUE IS PROPER HEREUNDER. THE REFEREE SHALL IN HIS/HER STATEMENT OF DECISION SET FORTH HIS/HER FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH THE CODE OF CIVIL PROCEDURE. NOTHING

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IN THIS SECTION 29.22 SHALL PREJUDICE THE RIGHT OF ANY PARTY TO OBTAIN PROVISIONAL RELIEF OR OTHER EQUITABLE REMEDIES FROM A COURT OF COMPETENT JURISDICTION AS SHALL OTHERWISE BE AVAILABLE UNDER THE CODE OF CIVIL PROCEDURE AND/OR APPLICABLE COURT RULES.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Landlord shall pay the Brokers a commission pursuant to a separate agreement between Landlord and Brokers. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name, Address and Signage. Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts and Electronic Signature. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. Further, the parties hereto consent and agree that this Lease may be signed and/or transmitted by e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Lease using electronic signature technology, by clicking “SIGN”, such party is signing this Lease electronically, and (2) the

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electronic signatures appearing on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.

29.29 Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project and/or Building. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (except as expressly set forth in Section 19.5.2 of this Lease). Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of or access to the Premises during any Renovations; provided, however, Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations except as provided in Section 19.5.2.

29.30 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

29.31 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the "Lines"), provided that (i) Tenant shall obtain Landlord's prior written consent, which consent shall not be unreasonably withheld, use an experienced and qualified contractor reasonably approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the "Identification Requirements," as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, and (v) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant's name, suite number, telephone number and the name of the person to contact in the case of an emergency

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(A) every four feet (4') outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines' termination point(s) (collectively, the "Identification Requirements"). Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant's sole cost and expense, remove any Lines located in or serving the Premises and installed by or on behalf of Tenant prior to the expiration or earlier termination of this Lease.

29.32 Transportation Management. Tenant shall comply with all present or future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.33 OFAC Compliance.

29.33.1 Representations and Warranties. Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "List"), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease, as amended, is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term "Embargoed Person" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

29.33.2 Compliance with Laws. Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding Section are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any "Prohibited Person" (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease, as amended, and (d) at the

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request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

29.33.3 Event of Default; Indemnity. Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the term of this Lease, shall be an event of default under this Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be an event of default under this Lease. Tenant shall indemnify and hold Landlord harmless and against from all losses, damages, liabilities, cost and expenses (including, without limitation, reasonable attorneys' fees and expenses) that are incurred by Landlord and/or its affiliate that derive from a claim made by a third party against Landlord and/or its affiliates arising or alleged to arise from a misrepresentation made by Tenant hereunder or a breach of any covenant to be performed by Tenant under this Section 29.34.

29.34 Utility Billing Information. In the event that the Tenant is permitted to contract directly for the provision of electricity, gas and/or water services to the Premises with the third-party provider thereof (all in Landlord's sole and absolute discretion), Tenant shall within thirty (30) days following its receipt of written request from Landlord, provide Landlord with a copy of each requested invoice from the applicable utility provider. Tenant acknowledges that pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the "Energy Disclosure Requirements"), Landlord may be required to disclose information concerning Tenant’s energy usage at the Building to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the "Tenant Energy Use Disclosure"). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 29.34 shall survive the expiration or earlier termination of this Lease.

[Remainder of page intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"LANDLORD":

1 TWIN PROPERTY OWNER, LLC,
a Delaware limited liability company

By:
Name:
Its:

By:
Name:
Its:

"TENANT":

SOLENO THERAPEUTICS, INC.,

a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

{3925-00031/01363433;7}	-62-	SHORES CENTER Soleno Therapeutics, Inc.

EXHIBIT A

SHORES CENTER

OUTLINE OF PREMISES

{3925-00031/01363433;7}	EXHIBIT A -1-	SHORES CENTER [Tenant Name]

EXHIBIT B

SHORES CENTER

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

CONSTRUCTION DRAWINGS FOR THE PREMISES

Landlord and Tenant have approved the space plan for the Premises prepared by SSA dated June 6, 2024 and attached hereto as Schedule 1 to Exhibit B (the “Space Plan”). Within ten (10) business days of the date Tenant executes this Lease, Tenant shall cooperate in good faith with Landlord’s architects and engineers to supply such information reasonably necessary to allow the Landlord’s architects and engineers to complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits and in a manner consistent with, and which are a logical extension of, the Space Plan (collectively, the “Approved Working Drawings”). The Approved Working Drawings shall be subject to Tenant’s prior written approval. Landlord shall, at its sole cost, construct the improvements in the Premises (the "Tenant Improvements") pursuant to the Approved Working Drawings. Tenant shall make no changes or modifications to (i) the Space Plan or (ii) once completed, the Approved Working Drawings, without the prior written consent of Landlord, which consent may be withheld in Landlord's reasonable discretion if such change or modification would directly or indirectly delay the "Substantial Completion," as that term is defined in Section 4.1 of this Tenant Work Letter, of the Premises or increase the cost of designing or constructing the Tenant Improvements.

{3925-00031/01363433;7}	EXHIBIT B -1-	SHORES CENTER [Tenant Name]

SECTION 2

[INTENTIONALLY DELETED]

SECTION 3

WARRANTIES AND GUARANTIES

Notwithstanding anything to the contrary contained in the Lease and in addition to, and without limitation of, Landlord’s obligations under the Lease and this Work Letter, Tenant shall have a period of twelve (12) months after the Lease Commencement Date during which to notify Landlord in writing of any repairs, replacements or restoration resulting from any defect or improper workmanship in the Tenant Improvements, or materials or equipment furnished by Landlord in connection with the construction of the Tenant Improvements. If Tenant determines there are required repairs, replacements or restoration resulting from any defect or improper workmanship in the Tenant Improvements, or materials or equipment furnished by Landlord in connection with the construction of the Tenant Improvements, and Tenant provides Landlord with notice of the same within three hundred sixty-five (365) days following the Lease Commencement Date, Landlord shall be responsible for repairing or restoring the same at Landlord’s sole cost.

SECTION 4

COMPLETION OF THE TENANT IMPROVEMENTS;
LEASE COMMENCEMENT DATE

4.1 Ready for Occupancy. The Premises shall be deemed "Ready for Occupancy" upon the Substantial Completion of the Premises. For purposes of this Lease, "Substantial Completion" of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor, and a certificate of occupancy (or equivalent) is issued for the Premises. Landlord, at its expense, shall be responsible for correcting any violations of Applicable Laws with respect to the Premises that arise out of the Tenant Improvements, to the extent such laws are in effect (as interpreted and enforced) as of the date of the Lease; provided that Landlord's obligation shall not include the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems, unless such improvement is required on a Building-wide basis by Applicable Law and without reference to the specific nature of Tenant’s use of and business in the Premises (other than general office use) or any alterations (other than the Tenant Improvements) performed by or on behalf of Tenant. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible any claims brought under any provision of the ADA other than Title III thereof and for the correction of any violations that arise out of or in connection with the specific nature of

{3925-00031/01363433;7}	EXHIBIT B -2-	SHORES CENTER [Tenant Name]

Tenant's business in the Premises, or Tenant's arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the Tenant Improvements).

4.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 4.2, the Lease Commencement Date shall occur as set forth in the Lease and Section 4.1, above. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in of the Lease, to the extent a result of:

4.2.1 Tenant's failure to timely approve any matter requiring Tenant's approval;

4.2.2 A breach by Tenant of the terms of this Tenant Work Letter or the Lease beyond any applicable notice and cure period;

4.2.3 Tenant's request for changes in the Approved Working Drawings; or

4.2.4 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the date of Substantial Completion of the Premises shall be deemed to be the date the Substantial Completion of the Premises would have occurred if no Tenant delay or delays, as set forth above, had occurred. A Tenant delay shall be deemed to have occurred only if Landlord has given Tenant written notice of such delay and Tenant fails to take whatever action is appropriate to minimize or prevent such delay within two (2) business days after Tenant’s receipt of notice of the delay from Landlord.

SECTION 5

MISCELLANEOUS

5.1 Tenant's Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises thirty (30) days prior to the Substantial Completion of the Premises for the purpose of Tenant installing equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 5.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this Section 5.1.

5.2 Service Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the service elevator reasonably available to Tenant at no charge in connection with initial decorating, furnishing and moving into the Premises.

{3925-00031/01363433;7}	EXHIBIT B -3-	SHORES CENTER [Tenant Name]

5.3 Tenant's Representative. Tenant has designated Jim Mackaness as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.4 Landlord's Representative. Landlord has designated Chase Rapp as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.5 Tenant's Agents. All contractors, subcontractors, laborers, materialmen, and suppliers shall be union labor in compliance with the then existing master labor agreements.

5.6 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

5.7 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease, or a default by Tenant under this Tenant Work Letter beyond any applicable notice and cure period has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 4 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

5.8 Electronic Mail. Any notices, demands, statements or communications given, or required to be given, by one party to the other pursuant to this Tenant Work Letter, may be given: (i) by e-mail to Tenant at jmackaness@soleno.life and (ii) by e-mail to Landlord at chase@princestreetpartners.com, or such other e-mail address as Tenant or Landlord may provide to the other, in writing, as the case may be.

{3925-00031/01363433;7}	EXHIBIT B -4-	SHORES CENTER [Tenant Name]

SCHEDULE 1 TO EXHIBIT B

SSA

Conference Room
Conference Room

1 4TH FLOOR - TESTFIT

PRIVATE OFFICES	[illegible]
WORKSTATIONS	[illegible]
CONFERENCE ROOMS	[illegible]
PHONE ROOMS	[illegible]
BREAK ROOM	1
STORAGE	1
COPY	1
IT	1
RECEPTION	1

GENERAL NOTES:

[illegible]

STAMP

100 MARINE PKWY., REDWOOD CITY, CA

Interior Remodel - 4th Floor

1 Twin Property Owner LLC

[illegible]

REVISIONS

No.	Description	Date

CITY STAMP

DATE	[illegible]
SCALE	[illegible]
PROJECT ID	[illegible]
DRAWN BY	[illegible]

4TH FLOOR EXISTING & PROPOSED PLAN - SOLENO THERAPEUTICS

SHEET TITLE

SHEET NO. A2.2

{3925-00031/01363433;7}	EXHIBIT B -5-	SHORES CENTER [Tenant Name]

EXHIBIT C

SHORES CENTER

NOTICE OF LEASE TERM DATES

To:

Re: Office Lease dated ____________, 201_ between [__________________, a ___________________] ("Landlord"), and _______________________, a _______________________ ("Tenant") concerning Suite ______ on floor(s) __________ of the office building located at 100 Marine Parkway, Redwood City, California 94065.

Ladies and Gentlemen:

In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

1.
The Lease Term shall commence on or has commenced on _____________ for a term of _______________ ending on _______________.
2.
Rent commenced to accrue on ____________, in the amount of ____________.
3.
If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.
4.
Your rent checks should be made payable to __________ at ______________.
5.
The exact number of rentable/usable square feet within the Premises is ________ square feet.
6.
Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is ____________%.

{3925-00031/01363433;7}	EXHIBIT C -1-	SHORES CENTER Soleno Therapeutics, Inc.

"Landlord":

,
a

By:
Name:
Its:

Agreed to and Accepted as of ________, 20_.
"Tenant":

a

By:
Name:
Its:

{3925-00031/01363433;7}	EXHIBIT C -2-	SHORES CENTER Soleno Therapeutics, Inc.

EXHIBIT D

SHORES CENTER

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Ten (10) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand

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on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be reasonably approved by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's prior written consent.

10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

{3925-00031/01363433;7}	EXHIBIT D -2-	SHORES CENTER Soleno Therapeutics, Inc.

14. Other than service animals, Tenant shall not bring into or keep within the Project, the Building or the Premises any firearms, animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

{3925-00031/01363433;7}	EXHIBIT D -3-	SHORES CENTER Soleno Therapeutics, Inc.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California "No‑Smoking" law set forth in California Labor Code Section 6404.5, and any local "No‑Smoking" ordinance which may be in effect from time to time and which is not superseded by such State law.

27 Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

{3925-00031/01363433;7}	EXHIBIT D -4-	SHORES CENTER Soleno Therapeutics, Inc.

31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

32. Tenant shall not permit any animals (other than service animals under the terms of the ADA) or birds, including, but not limited to household pets, to be brought or kept in or about the Premises, the Building, the Project or any of the Common Areas. Tenant shall be responsible for any additional cleaning costs or other costs which may arise from any such service animal’s presence in, on or about the Premises or the Project.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

{3925-00031/01363433;7}	EXHIBIT D -5-	SHORES CENTER Soleno Therapeutics, Inc.

EXHIBIT E

SHORES CENTER

FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of ___________, 20 _ by and between [__________________, a ___________________], as Landlord, and the undersigned as Tenant, for Premises on the ______________ floor(s) of the office building located at 100 Marine Parkway, Redwood City, California 94065, certifies as follows:

1.
Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.
2.
The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.
3.
Base Rent became payable on ____________.
4.
The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
5.
Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:
6.
All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________. The current monthly installment of Base Rent is $_____________________.
7.
All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and, to Tenant’s knowledge, Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.
8.
No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.
9.
As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord.
10.
If Tenant is a corporation or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California

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and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
11.
There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.
12.
Other than in compliance with all Applicable Laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.
13.
To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full, except:

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at ______________ on the ____ day of ___________, 20__.

"Tenant":

,
a
By:
Its:
By:
Its:

{3925-00031/01363433;7}	EXHIBIT E -2-	SHORES CENTER Soleno Therapeutics, Inc.

EXHIBIT F

SHORES CENTER

FORM OF SNDA

{3925-00031/01363433;7}	EXHIBIT F -1-	SHORES CENTER Soleno Therapeutics, Inc.

RECORDING REQUESTED BY AND
UPON RECORDATION RETURN TO:

Katten Muchin Rosenman LLP
550 South Tryon Street, Suite 2900
Charlotte, North Carolina 28202
Attention: Adam L. Stoddard, Esq.

1 TWIn property owner llc,

a Delaware limited liability company

(Landlord)

and

SOLENO THERAPEUTICS, INC.,

a Delaware corporation
(Tenant)

and

CMIF REIT LLC,

a Delaware limited liability company

(Lender)

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

Dated:	[ ], 2024
Location:	1-3 Twin Dolphin Drive and
100 Marine Parkway
Redwood City, CA 94065
County:	San Mateo

{3925-00031/01363433;7}	EXHIBIT F -2-	SHORES CENTER Soleno Therapeutics, Inc.

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), is entered into as of the [_] day of [____________], 2024, by and among SOLENO THERAPEUTICS, INC., a Delaware corporation (“Tenant”), 1 TWIN PROPERTY OWNER LLC, a Delaware limited liability company (“Landlord”) and CMIF REIT LLC, a Delaware limited liability company (“Lender”).

WITNESSETH:

WHEREAS, this Agreement affects the Property described in Exhibit A attached hereto;

WHEREAS, the terms “Premises”, “Lease”, “Property”, “Loan”, “Assignment of Leases and Rents”, “Note”, “Security Instrument”, “Loan Agreement”, “Event of Default”, “Obligations” and “Loan Documents” are defined in the Schedule of Definitions attached hereto as Exhibit B;

WHEREAS, Landlord and Tenant have entered into the Lease covering the Premises in the Property;

WHEREAS, Lender will not make the Loan evidenced by the Note, which Note is secured by the Security Instrument covering the Property and the Assignment of Leases and Rents, unless the Lease is subordinate to the Security Instrument;

WHEREAS, the parties hereto desire to expressly confirm the subordination of the Lease to the Security Instrument and the Assignment of Leases and Rents, it being a condition precedent to Lender’s obligation to make the Loan that the Security Instrument and the Assignment of Leases and Rents be at all times prior and superior to the leasehold interests and estate created by the Lease; and

WHEREAS, Tenant has requested that Lender agree not to disturb Tenant’s possessory rights in the Premises in the event Lender should foreclose the Security Instrument or the Assignment of Leases and Rents or Lender should otherwise come into possession of the Premises and, provided that Tenant is not then in default under the Lease and provided further that Tenant attorns to Lender or the purchaser at any foreclosure sale of the Property or purchaser in lieu of foreclosure, Lender is willing to agree to such request, upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the parties agree as follows:

1. Subordination.

Anything to the contrary in the Lease notwithstanding, the Lease and the leasehold estate created thereby, and all of Tenant’s rights thereunder, are and shall be and shall at all times remain subject, subordinate and inferior to the Security Instrument and the Assignment of Leases and Rents and all rights of Lender thereunder and under the Loan Documents, and to any and all renewals, revisions, modifications, consolidations, replacements and extensions thereof. This

{3925-00031/01363433;7}	EXHIBIT F -3-	SHORES CENTER Soleno Therapeutics, Inc.

Agreement will have the same force and effect as if the Security Instrument and the Assignment of Leases and Rents have been recorded prior to the Lease or any notice thereof.

2. Acknowledgment and Agreement by Tenant.

Tenant acknowledges and agrees that:

(a) Tenant has been advised of the existence of the Security Instrument and the agreements evidencing and securing the Loan; and

(b) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease, to claim a partial or total eviction, to withhold any rent, and/or to otherwise refuse to meet any of Tenant’s obligations to perform under the Lease, Tenant will not exercise any such right:

(i) until it has given written notice of such act or omission to Lender; and

(ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission and an additional period of time of thirty (30) days for a monetary default, or for any other default, the number of days reasonably required for Lender to obtain possession of the Property and to cure such default (but in no event less than an additional thirty (30) day period and no more than an additional one hundred twenty (120) day period so long as Lender is diligently pursuing cure), shall have elapsed following Lender’s receipt of such notice.

(c) Tenant has notice that the Lease and the rents and all other sums due thereunder have been assigned or are to be assigned to Lender as security for the Loan secured by the Security Instrument and the Assignment of Leases and Rents. In the event Lender notifies Tenant of the occurrence of an Event of Default under the Security Instrument and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Lender or its designee, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise authorized in writing by Lender. Landlord hereby irrevocably authorizes Tenant to make the foregoing payments to Lender or its designee upon such notice and demand.

(d) Tenant shall send a copy of any default notices given Landlord under the Lease to Lender at the same time and in the same manner such notice is sent to Landlord.

(e) Within ten (10) business days after Lender’s request, Tenant shall deliver to Lender and/or to any person designated by Lender, estoppel certificates executed by Tenant and acceptable to Lender in all respects certifying (if such be the case) that the Lease is in full force and effect, the date and amount of Tenant’s most recent payment of rent, that to Tenant’s knowledge there are no defenses or offsets outstanding under the Lease (or stating those claimed by Tenant, as the case may be) and such other information about Tenant or the Lease as Lender may reasonably request.

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(f) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

(g) Tenant shall not agree to any amendment or modification of the Lease without Lender’s prior written consent, which consent may be given or withheld at Lender’s sole but reasonable discretion; provided, however, that Tenant shall not be obligated to obtain Lender’s prior written consent for any procedural amendment or modification of the Lease in connection with Tenant exercising a existing, unilateral right or first offer or other similar option right in the Lease.

(h) Anything in the Lease to the contrary notwithstanding, in the event that Lender shall acquire title to, or shall take possession of, the Premises or the Property, Lender shall have no obligation, nor incur any liability, beyond Lender’s then interest, if any, in the Property and Tenant shall look exclusively to such interest of Lender, if any, in the Property for the payment and discharge of any obligations imposed upon Lender hereunder or under the Lease and Lender is hereby released and relieved of any other obligations hereunder and under the Lease. Tenant agrees that with respect to any money judgment which may be obtained or secured by Tenant against Lender, Tenant shall look solely to the estate or interest owned by Lender in the Premises or the Property of which the Premises are a part and Tenant shall not collect or attempt to collect any such judgment out of any other assets of Lender or Lender’s shareholders, principals, officers, directors, agents or employees.

3. Nondisturbance, Attornment and New Lease.

(a) In the event Lender shall come into possession of or acquire title to the Premises as a result of the enforcement or foreclosure of the Security Instrument, the Loan Agreement, the Note or the Assignment of Leases and Rents, or by means of the delivery to Lender of a deed-in-lieu of foreclosure, or as a result of any other means:

(i) Lender agrees that Tenant shall not be disturbed in its possession of the Premises for any reason other than one which would entitle the Landlord to terminate the Lease under its terms, or would entitle such Landlord to dispossess the Tenant from the Premises pursuant to the terms of the Lease; provided, however, that at the time Lender comes into possession of, or acquires title to, the Premises, Tenant is not in default under the Lease beyond the expiration of applicable notice and cure periods; and

(ii) Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Lender were the landlord under the Lease, and Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Lender coming into possession of, or acquiring title to, the Premises. Tenant agrees, however, upon the election of and written demand by Lender, within sixty (60) days after Lender receives title to the Premises, to execute an instrument in confirmation of the foregoing provisions, satisfactory to the Lender, in which

{3925-00031/01363433;7}	EXHIBIT F -5-	SHORES CENTER Soleno Therapeutics, Inc.

Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

(b) In the event any person or entity other than Lender shall come into possession of or acquire title to the Premises as a result of the enforcement or foreclosure of the Security Instrument, the Loan Agreement, the Note, or the Assignment of Leases and Rents, or in the event that Landlord conveys its estate in the Premises to any person or entity other than Lender, or in the event that Landlord’s estate in the Premises passes to a person or entity other than Lender by operation of law or any other means (such person or entity being referred to hereinafter as a “Successor Owner”), then in any of said events:

(i) Tenant shall not be disturbed in its possession of the Premises by such Successor Owner for any reason other than one which would entitle the landlord to terminate the Lease under its terms, or would entitle such landlord to dispossess the Tenant from the Premises pursuant to the terms of the Lease; provided, however, that at the time such Successor Owner comes into possession of, or acquires title to, the Premises, Tenant is not in default beyond the expiration of applicable notice and cure periods; and

(ii) Tenant shall be bound to such Successor Owner under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if such Successor Owner were the landlord under the Lease, and Tenant does hereby attorn to such Successor Owner as its landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon such Successor Owner coming into possession of, or acquiring title to, the Premises. Tenant agrees, however, upon the election of such Successor Owner, within sixty (60) days after such Successor Owner receives title to the Premises, to execute an instrument in confirmation of the foregoing provisions, satisfactory to such Successor Owner, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

(c) In the event Lender or any Successor Owner shall come into possession of or acquire title to the Premises, as aforesaid, neither Lender nor such Successor Owner shall be:

(i) liable for any act, omission or default of any prior landlord under the Lease (including, without limitation, Landlord); or

(ii) subject to any offsets or defenses which Tenant might have against any prior landlord under the Lease (including, without limitation, Landlord); or

(iii) bound by any rent or additional rent which Tenant might have paid for more than the then current month to any prior landlord under the Lease (including, without limitation, Landlord) or by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord under the Lease (including, without limitation, Landlord), except to the extent such payment or deposit is received by Successor Owner or Landlord, or (A) such payment shall have been expressly

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approved in writing by Lender and (B) such prepayment is made pursuant to express requirements of the Lease; or

(iv) bound by any amendment or modification of the Lease made without Lender’s reasonable written consent; provided, however, that the foregoing shall not apply to any procedural amendment or modification of the Lease in connection with Tenant exercising an existing, unilateral right or first offer or other similar option right in the Lease; or

(v) except for Landlord’s cost of completion of the Tenant Improvements (as defined in the Lease on the date hereof), bound by any agreement of any landlord under the Lease (including, without limitation, Landlord) with respect to the completion of any improvements at the Property or the Premises or for the payment or reimbursement to Tenant of any contribution to the cost of the completion of any such improvements.

(d) New Lease. Tenant agrees, upon demand of Lender or any Successor Owner which shall have come into possession or acquired title to the Premises, as aforesaid, to execute a lease of the Premises (as tenant) with Lender or such Successor Owner (as landlord) upon the same terms and conditions as the Lease between Tenant and Landlord, which lease shall cover any unexpired term of the Lease existing at the time of such conveyance of title.

4. Acknowledgment and Agreement by Landlord.

Landlord, as landlord under the Lease and mortgagor under the Security Instrument, acknowledges and agrees for itself and its heirs, successors and assigns, that:

(a) This agreement does not: (i) constitute a waiver by Lender of any of its rights under the Security Instrument or other Loan Documents and/or (ii) in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Security Instrument or other Loan Documents.

(b) The provisions of the Security Instrument and other Loan Documents remain in full force and effect and must be complied with by Landlord.

(c) In the event Lender notifies Tenant of the occurrence of any default under the Security Instrument or other Loan Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Lender, Landlord acknowledges and agrees that Tenant shall have the right and obligation to pay all such rent and other sums due under the Lease directly to Lender or as otherwise authorized in writing by Lender.

(d) Other than as explicitly permitted by the Loan Documents, Landlord shall not agree to any amendment or modification of the Lease without Lender’s prior written consent, which consent may be given or withheld at Lender’s reasonable discretion.

{3925-00031/01363433;7}	EXHIBIT F -7-	SHORES CENTER Soleno Therapeutics, Inc.

5. Miscellaneous.

(a) Any notice, demand, consent, approval, direction, agreement or other communication (any “Notice”) required or permitted hereunder or under any other documents in connection herewith shall be in writing and shall be addressed to the parties hereto at their addresses shown on Exhibit B hereto. All Notices shall be (i) personally delivered (including delivery by Federal Express or other comparable nation-wide overnight courier service) to the aforementioned addresses, in which case they shall be deemed delivered on the date of delivery or the first business day thereafter if delivered other than on a business day or after 5:00 p.m. New York City time) to said offices; or (ii) sent by certified mail, return receipt requested, in which case they shall be deemed delivered on the delivery date shown on the receipt unless delivery is refused by the addressee in which event they shall be deemed delivered on such refusal.

(b) This Agreement shall bind and inure to the benefit of all of the parties hereto, their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Lender hereunder, all obligations and liabilities of Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Lender’s interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred.

(c) This Agreement shall be governed by and construed with the law of the State of California.

[Signatures appear on the following page.]

{3925-00031/01363433;7}	EXHIBIT F -8-	SHORES CENTER Soleno Therapeutics, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LENDER:

CMIF REIT LLC,
a Delaware limited liability company

By:
	Name:	Tina Lin
	Title:	Authorized Signatory

STATE OF	)
	)	ss
COUNTY OF	)

Before me, ____________________________________(Notary name), of the state and county aforesaid, personally appeared ___________________________________, with whom I am personally acquainted, and who, upon oath, acknowledged himself/herself to be ____________________ of ___________________________________, a __________________________ and that, being authorized so to do, executed the foregoing instrument for the purpose therein contained on behalf of and as the free act and deed of [__________].

Witness my hand and seal, this	day of		, 20[_].

My Commission expires:
Notary Public

SEAL

[Signatures Continue on Following Page.]

{3925-00031/01363433;7}	EXHIBIT F -9-	SHORES CENTER Soleno Therapeutics, Inc.

TENANT:

Soleno	Therapeutics, Inc., a Delaware corporation

By:
Name:
Title:

STATE OF	)
	)	ss
COUNTY OF	)

Before me, ____________________________________(Notary name), of the state and county aforesaid, personally appeared ___________________________________, with whom I am personally acquainted, and who, upon oath, acknowledged himself/herself to be _______________________________ of ___________________________________, a __________________________ and that, being authorized so to do, executed the foregoing instrument for the purpose therein contained on behalf of and as the free act and deed of [__________].

Witness my hand and seal, this day of , 20[_].

My Commission expires:
Notary Public

SEAL

[Signatures Continue on Following Page.]

{3925-00031/01363433;7}	EXHIBIT F -10-	SHORES CENTER Soleno Therapeutics, Inc.

LANDLORD:

1 TWIN PROPERTY OWNER, LLC,

a Delaware limited liability company

By:
Name:
Title:

STATE OF	)
	)	ss
COUNTY OF	)

Before me, ____________________________________(Notary name), of the state and county aforesaid, personally appeared ___________________________________, with whom I am personally acquainted, and who, upon oath, acknowledged himself/herself to be _______________________________ of ___________________________________, a __________________________ and that, being authorized so to do, executed the foregoing instrument for the purpose therein contained on behalf of and as the free act and deed of [__________].

Witness my hand and seal, this	day of	, 20[_].

My Commission expires:
Notary Public

SEAL

{3925-00031/01363433;7}	EXHIBIT F -11-	SHORES CENTER Soleno Therapeutics, Inc.

EXHIBIT A

Legal Description Of Property

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF REDWOOD

CITY, IN THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL ONE:

All of Parcel 1, as shown on that certain Map entitled, "Marina Park Unit No. 1, Being a Resubdivision of Lot 2, as shown on Parcel Map No. 79‐14, recorded in Volume 48 of Parcel Maps, at Pages 76 and 77, San Mateo County Records, Redwood City, San Mateo County, California", filed in the Office of the County Recorder of San Mateo County, State of California, on July 27, 1981, in Volume 105 of Map Book, at Pages 41 and 42.

APN: 095‐152‐080

JPN: 105‐041‐000‐0001T

PARCEL TWO:

All of Parcel 2, as shown on that certain Map entitled, "Marina Park Unit No. 1, Being a Resubdivision of Lot 2, as shown on Parcel Map No. 79‐14, recorded in Volume 48 of Parcel Maps, at Pages 76 and 77, San Mateo County Records, Redwood City, San Mateo County, California", filed in the Office of the County Recorder of San Mateo County, State of California, on July 27, 1981, in Volume 105 of Map Book, at Pages 41 and 42.

APN: 095‐152‐090

JPN: 105‐041‐000‐0002T

{3925-00031/01363433;7}	EXHIBIT F -12-	SHORES CENTER Soleno Therapeutics, Inc.

EXHIBIT B

SCHEDULE OF DEFINITIONS

“Lender” means CMIF REIT LLC, a Delaware limited liability company. All notices to Lender shall be sent to:

CMIF REIT LLC

c/o J.P. Morgan Asset Management

500 Stanton Christiana Road, Ops 2/Floor 2

Newark, Delaware 19713

Attention: Gregory Thornton

and a copy to:

Katten Muchin Rosenman

550 S. Tryon Street, Suite 2900

Charlotte, North Carolina 28202

Attention: Adam L. Stoddard, Esq.

“Assignment of Leases and Rents” means that certain Assignment of Leases and Rents, dated February 18, 2022, encumbering the Property, executed by Landlord, as assignor, to Lender, as assignee, as the same may be amended, modified or otherwise altered, securing repayment of the Loan evidenced by the Note and securing certain other obligations, recorded or to be recorded with the official public records where the Property is located.

“Security Instrument ” means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of February 18, 2022, encumbering the Property, executed by Landlord, as grantor/mortgagor, for the benefit of Lender, as the same may be amended, modified, extended, consolidated, split or restated, securing repayment of the Loan evidenced by the Note and securing certain other obligations, recorded or to be recorded with the official public records where the Property is located.

“Landlord” means 1 Twin Property Owner LLC, a Delaware limited liability company. All notices to Landlord shall be sent in accordance with the terms of the Lease with a copy to Lender.

“Lease” means that certain lease, dated ____________, between Landlord and Tenant, [as amended __________________________], covering the Premises.

“Loan” means a first mortgage loan from Lender to Landlord and/or its affiliates in the original principal amount of $53,400,000.00.

“Loan Agreement” means that certain Loan Agreement, dated on or about the date hereof by and between Landlord and Lender.

“Loan Documents” means the “Loan Documents” as defined in the Loan Agreement.

{3925-00031/01363433;7}	EXHIBIT F -13-	SHORES CENTER Soleno Therapeutics, Inc.

“Event of Default” shall have the meaning ascribed to such term in the Loan Agreement.

“Note” means that certain Promissory Note executed by Landlord and/or its affiliates in favor of Lender dated on or about the date hereof in the original principal amount of Loan, as the same may be amended, modified, extended, consolidated, split or restated.

“Obligations” shall have the meaning ascribed to such term in the Security Instrument.

“Premises” means certain space occupied or to be occupied by Tenant in the improvements which are located upon the Property, as more fully described in the Lease.

“Property” means that certain real estate and improvements commonly known as Shores Center and more particularly described in Exhibit A to the Agreement to which this Schedule is attached, together with the improvements thereon.

“Tenant” Soleno Therapeutics, Inc., a Delaware corporation. All notices to Tenant shall be sent to:

[		]
[		]
[		]
Attention:	[		]

{3925-00031/01363433;7}	EXHIBIT F -14-	SHORES CENTER Soleno Therapeutics, Inc.

EXHIBIT G

SHORES CENTER

FORM OF CONFIDENTIALITY AGREEMENT

CONFIDENTIALITY AGREEMENT

This CONFIDENTIALITY AGREEMENT (this “Agreement”) is entered into as of , 20 , by and between (“Landlord”) and (“Tenant”).

1. Purpose. Landlord and Tenant are contemplating the lease by Landlord to Tenant of certain real property (the “Transaction”) commonly known as Suite ___ in the building located at (the “Building”). In connection with Landlord’s evaluation and investigation relating to the Transaction, Landlord has requested that Tenant deliver to Landlord certain “Confidential Information” (as defined below).

2. Definition of Confidential Information. “Confidential Information” means any financial information contained in the annual report, cash flow statement and balance sheet delivered to Landlord. Confidential Information does not include information which (i) at the time of disclosure, is available to the public; or (ii) at a later date, becomes available to the public through no fault of Landlord and then only after such later date; or (iii) was in Landlord’s possession before receipt; or (iv) is disclosed to Landlord by a third party who had the lawful right to disclose such information.

3. Non-Disclosure and Non-Use of Information. Landlord agrees not to disclose the Confidential Information to third parties or to Landlord’s employees except third parties or employees who are required to have the Confidential Information in order to carry out the contemplated purpose described in Section 1 above. Landlord agrees that it will take all reasonable steps to protect and avoid disclosure or misuse of the Confidential Information.

4. Termination. Unless otherwise mutually agreed in writing, Landlord’s confidentiality obligations hereunder with respect to each item of Confidential Information shall terminate three (3) years from the date of this Agreement.

5. Subpoena or Court Order. If Landlord or anyone to whom it discloses the Confidential Information receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena or other order issued by a court of competent jurisdiction or by a government agency, Landlord shall; (i) promptly notify Tenant in writing of the existence, terms and circumstances surrounding such a request; (ii) consult with Tenant on the advisability of taking steps to resist or narrow that request; (iii) if disclosure of Confidential Information is required, furnish only such portion of the Confidential Information as Landlord is advised by its counsel is legally required to be disclosed; and (iv) cooperate with Tenant, at Tenant’s expense, in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to that portion of the Confidential Information that is required to be disclosed.

{3925-00031/01363433;7}	EXHIBIT G -1-	SHORES CENTER Soleno Therapeutics, Inc.

6. Remedies. Landlord and Tenant acknowledge that if this Agreement is breached an award of damages may not provide adequate relief. Accordingly, Landlord acknowledges that Tenant shall be entitled to seek injunctive relief against the threatened breach of this Agreement or the continuation of any such breach.

7. Notices. Any notice to be given in connection with this Agreement shall be in writing and shall be delivered (i) certified mail, postage prepaid, return receipt requested, or (ii) by a reputable courier service which provides written evidence of delivery, and such notices shall be addressed as follows:

To Landlord:

Attention:

To Tenant:

Attention:

8. Entire Agreement. This Agreement represents the entire understanding and agreement of the parties hereto and may be modified or waived only by a separate writing, properly executed, expressly so modifying or waiving this Agreement.

9. Governing Law. This Agreement shall be governed by and construed under the laws of the State of .

10. Attorneys’ Fees. If either party brings an action to enforce the provisions of this Agreement, the prevailing party (including a party who agrees to dismiss an action upon payment of sums allegedly due, or who obtains substantially the relief sought) shall be entitled to reasonable attorneys’ fees and court costs.

11. Miscellaneous. This Agreement shall be binding upon and for the benefit of the undersigned parties, their successors and assigns. Failure to enforce any provision of this Agreement shall not constitute a waiver of any term hereof.

12. Limitation of Landlord’s Liability. Redress for any claim against Landlord under this Agreement shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Agreement are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

13. Counterpart Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall

{3925-00031/01363433;7}	EXHIBIT G -2-	SHORES CENTER Soleno Therapeutics, Inc.

constitute one Agreement. Execution copies of this Agreement may be delivered by facsimile or email, and the parties hereto agree to accept and be bound by facsimile signatures or scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Agreement having the same binding effect as an original signature on an original Agreement. At the request of either party, any facsimile document or scanned document transmitted via email is to be re-executed in original form by the party who executed the original facsimile document or scanned document. Neither party may raise the use of a facsimile machine or scanned document or the fact that any signature was transmitted through the use of a facsimile machine or email as a defense to the enforcement of this Agreement. In addition, the parties agree that this Agreement may be signed using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. The parties further consent and agree that (1) to the extent a party signs this document using electronic signature technology, by clicking “sign”, such party is signing this Agreement electronically, and (2) the electronic signatures appearing on this Agreement shall be treated, for purposes of validity, enforceability and admissibility, the same as hand written signatures.

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Agreement as of the date first written above.

LANDLORD:	TENANT:

By:	By:
Name:	Name:
Title:	Title:
Dated:	Dated:

{3925-00031/01363433;7}	EXHIBIT G -3-	SHORES CENTER Soleno Therapeutics, Inc.

OFFICE LEASE

SHORES CENTER

REDWOOD CITY, CALIFORNIA

1 Twin Property Owner LLC,

a Delaware limited liability company

as Landlord,

and

Soleno Therapeutics, Inc., a Delaware corporation

as Tenant.

{3925-00031/01363433;7}	SHORES CENTER Soleno Therapeutics, Inc.

TABLE OF CONTENTS

Page

EXHIBITS

A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
C	FORM OF NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	FORM OF TENANT'S ESTOPPEL CERTIFICATE
F	FORM OF SNDA
G	FORM OF CONFIDENTIALITY AGREEMENT

{3925-00031/01363433;7}	(i)	SHORES CENTER Soleno Therapeutics, Inc.

INDEX OF MAJOR DEFINED TERMS

Page

Abatement Event	45
Accountant	20
Additional Rent	10
Alterations	25
Applicable Laws	49
Approved Working Drawings	1
Audit Request	20
Available	6
Base Building	25
Base Rent	9
Base Taxes	17
Base Year	10
Brokers	59
Building	4
Building Common Areas	5
Building Hours	22
Building Signage	49
Certificate Form	31
Common Areas	5
Control	40
Cosmetic Alteration	25
Cost Pools	17
Co-Working Facility	21
Damage Termination Date	33
Damage Termination Notice	33
Default Rate	51
Direct Expenses	11
Earthquake Event	11
Eligibility Period	45
Embargoed Person	62
Energy Disclosure Requirements	63
Estimate	18
Estimate Statement	18
Estimated Excess	18
Excess	18
Excess Deductible Share	11
Expense Year	11
Fair Rental Value,	7
First Offer Amendment	8
First Offer Commencement Date	8
First Offer Notice	6
First Offer Rent	7
First Offer Space	6
Force Majeure	56
Holidays	22

{3925-00031/01363433;7}	(ii)	SHORES CENTER Soleno Therapeutics, Inc.

INDEX OF MAJOR DEFINED TERMS

Page

HVAC	22
Identification Requirements	61
Landlord	1
Landlord Completion Notice	33
Landlord Parties	28
Landlord Repair Notice	32
Lease	1
Lease Commencement Date	8
Lease Expiration Date	8
Lease Term	8
Lease Year	8
Lines	61
List	62
Mail	56
Management Fee	11
Monument Sign	48
Notices	56
OFAC	62
Operating Expenses	11
Option Conditions	8
Original Improvements	30
Original Tenant	6
Permitted Capital Expenditures	12
Permitted Transferee	39
Permitted Transferee Assignee.	40
Premises	4
Project	4
Project Common Areas	5
Proposed Terms	6
Proposition 13	16
Referee Sections	58
Renovations	60
rent	44
Rent	10
Rent Abatement	10
Rent Abatement Period	10
rentable square feet	5
Review Period	20
Security Deposit	46
SNDA	42
Space Plan	1
Statement	18
Subject Space	35
Summary	1
Superior Holders	42

{3925-00031/01363433;7}	(iii)	SHORES CENTER Soleno Therapeutics, Inc.

INDEX OF MAJOR DEFINED TERMS

Page

Tax Expenses	15
Tenant	1
Tenant Energy Use Disclosure	63
Tenant Improvements	1
Tenant Parties	29
Tenant Transfer Costs	38
Tenant Work Letter	4
Tenant’s Exercise Period	7
Tenant's Share	17
Transfer	38
Transfer Notice	35
Transfer Premium	37, 38
Transferee	35
Transfers	35
Underlying Documents	12

{3925-00031/01363433;7}	(iv)	SHORES CENTER Soleno Therapeutics, Inc.